UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 5)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                               CBC HOLDING COMPANY
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of  each  class  of  securities  to  which transaction applies:

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     2)   Aggregate  number  of  securities  to  which  transaction  applies:

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     3)   Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed  maximum  aggregate  value  of  transaction:

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     5)   Total  fee  paid:

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[ ]  Fee  paid  previously  with  preliminary  materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:
                                                           $470.80
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     2)   Form, Schedule or Registration Statement No.:
                                                        SCHEDULE 13E-3
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     3)   Filing Party:
                                                     CBC HOLDING COMPANY
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     4)   Date Filed:
                                                      SEPTEMBER 26, 2005
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
                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

                              [____________], 2007

Dear Shareholder:

     You are cordially invited to attend the special meeting of shareholders, which will be held at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, on [__________, ____________], 2007, at [__:__] p.m. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     At the meeting, shareholders will vote on two proposed amendments to CBC Holding Company's articles of incorporation (collectively, the "Articles of Amendment"). The Articles of Amendment will modify Article 4 of CBC Holding Company's articles of incorporation by authorizing us to issue up to 2,000,000 shares of preferred stock and will add a new Article 12 to CBC Holding Company's articles of incorporation that will provide for the reclassification of shares (the "Reclassification") of our common stock held by shareholders who are the record holders of fewer than 560 shares of common stock into shares of Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. Shareholders receiving Series A Preferred Stock in the Reclassification will receive no additional consideration for their common shares. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

     Generally, the Series A Preferred Stock has a dividend and liquidation preference compared to our common stock and participates equally and votes with the common stock in a sale or change in control of CBC Holding Company; however, the Series A Preferred Stock will not have voting rights with respect to any other matter subject to a vote of shareholders.

     The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws. This transaction is known as a Rule 13e-3 going-private transaction under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). The Reclassification will allow us to realize significant cost savings because we will no longer have reporting obligations under the Securities Exchange Act and will avoid annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. The Reclassification plan is likely to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares. We expect that the effective time of the Reclassification will be on or before [__________], 2007, but it cannot occur until we receive shareholder approval of the Articles of Amendment.

     Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $74,000 per year, plus an additional $66,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that while our shareholders will lose the benefits of holding registered stock, resulting in the reduction in the amount of publicly available information about CBC Holding Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

     We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

     As a result of the Reclassification, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

     The board of directors has established [__________], 2007 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the Articles of Amendment. We enclose the following materials relating to the special meeting:

     -    Official notice of the meeting;
     -    Proxy  statement describing the matters to be voted on at the meeting;
          and
     -    Proxy card for voting at the meeting.

     The Reclassification cannot be completed unless the Articles of Amendment are approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the Reclassification.

     Each of CBC Holding Company's shareholders, whether or not he or she will receive Series A Preferred Stock in the Reclassification, is entitled to statutory dissenters' rights. If the shareholders of CBC Holding Company approve the Reclassification, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix B to the accompanying proxy
                                     ----------
statement.

     Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it to CBC Holding Company in the envelope provided on or before [____________], 2007. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     PLEASE DIRECT ANY QUESTIONS YOU HAVE REGARDING THE RECLASSIFICATION TO BUCK ANDERSON OR ME AT (229) 423-4321. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE RECLASSIFICATION.

                                      Sincerely,


                                      George M. Ray
                                      President, Chief Executive Officer,
                                      and Chief Financial Officer

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD [____________], 2007

     The special meeting of shareholders of CBC Holding Company will be held on [__________, ____________], 2007 at [_____] p.m. at the Charles Harris Learning
Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, for the following purposes:

     (1) to vote on an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A to the enclosed proxy
                                      ----------
          statement;

     (2) to vote on an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder; and

     (3) to transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ABOVE PROPOSALS.

     Each of CBC Holding Company's shareholders, regardless of the number of shares he or she owns, is entitled to statutory dissenters' rights. If the shareholders of CBC Holding Company approve the amendment effecting the reclassification of a portion of our outstanding common stock, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix B to the accompanying proxy statement.
----------

     The board of directors has set the close of business on [____________], 2007, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                      By Order of the Board of Directors,


                                      George M. Ray
                                      President, Chief Executive Officer,
                                      and Chief Financial Officer
[____________], 2007

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

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                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [____________], 2007

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     The board of directors of CBC Holding Company is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the special meeting, shareholders will be asked to vote on two proposed amendments to CBC Holding Company's articles of incorporation (collectively, the "Articles of Amendment") providing for the creation of a new class of preferred stock entitled "Series A Preferred Stock" and the reclassification of certain shares of CBC Holding Company common stock into Series A Preferred Stock. Because each proposed amendment will be effected only if both amendments are approved, we are referring to the transactions contemplated by each of the amendments collectively as the "Reclassification." Because Securities and Exchange Commission ("SEC") rules classify the reclassification as a "Rule 13e-3 transaction," we will sometimes use that term in referring to this transaction.

     The Reclassification is designed to reduce the number of CBC Holding Company common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended. The board of directors has determined that it is in the best interests of CBC Holding Company and its shareholders to effect the Reclassification because CBC Holding Company will realize significant cost savings as a result of the termination of its reporting obligations under the Securities Exchange Act, including avoiding annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007. The board of directors believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders including a reduction in publicly available information about CBC Holding Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.
Following the Reclassification, CBC Holding Company will not attempt to control transfers of its common stock or the Series A Preferred Stock; therefore, it is possible that in the future CBC Holding Company would again have 300 holders of its common stock, requiring re-registration with the Securities and Exchange Commission.

     In the Reclassification, shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock will receive one share of CBC Holding Company Series A Preferred Stock for each share of common stock they own on the date we file the Articles of Amendment with the Georgia Secretary of State, which we anticipate will be shortly after the special meeting. We will refer to this filing date as the "effective date of the Reclassification." No cash will be paid to shareholders as consideration for their shares - only Series A Preferred Stock will be issued. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

     The Series A Preferred Stock has limited voting rights, dividend and liquidation rights and preferences generally equal to or in excess of similar rights and preferences of our common stock, and participates equally with the common stock on a sale or change in control of CBC Holding Company. See "Terms of the Series A Preferred Stock to be Issued in the Reclassification" for a detailed description of these features.

     As a result of the Reclassification, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

     This proxy statement provides you with detailed information about the proposed reclassification. We encourage you to read this entire document carefully.

     The board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders and has approved the Articles of Amendment. The transaction cannot be completed, however, unless the proposed amendment is approved by a majority of the votes entitled to be cast on the proposal. Our current directors and executive officers beneficially own approximately 34.2% of our outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the Reclassification.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HAS DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROXY STATEMENT IS [____________], 2007.

       WE FIRST MAILED THIS PROXY STATEMENT TO OUR SHAREHOLDERS ON OR ABOUT
                              [____________], 2007.

                                IMPORTANT NOTICES

     Our common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we," "our," and "us" as used in this proxy statement, refer to CBC Holding Company and its wholly-owned subsidiaries, collectively, unless the context indicates otherwise.

     You should not construe the contents of this proxy statement or any communication from CBC Holding Company, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning an investment in shares of CBC Holding Company common stock.

                                  TABLE OF CONTENTS

                                                                                 Page
INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS . . . . . . . . . . .     3
    TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . .     3
    RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . .     3
    NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . .     3
    PURPOSE OF THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . .     3
    PROPOSALS TO BE CONSIDERED. . . . . . . . . . . . . . . . . . . . . . . . .     3
    VOTING AT THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . .     4
    DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
    PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . .     4
    REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . .     5
    SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . .     5

SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
    PURPOSE OF THE RECLASSIFICATION . . . . . . . . . . . . . . . . . . . . . .    16
    ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS . . . . . . . . . . . . .    16
    BACKGROUND OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . .    17
    REASONS FOR THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . . .    19
    POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION . . . . . . . . . . . . . .    20
    EFFECTS OF THE RECLASSIFICATION ON CBC HOLDING COMPANY. . . . . . . . . . .    21
    EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS GENERALLY . . . . . . . . .    23
    EFFECTS OF THE RECLASSIFICATION ON AFFILIATES . . . . . . . . . . . . . . .    25
    EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS. . . . . . . .    26
    BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY. . . . . . . . . . . . . .    27
    FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION . . . . . . . . . .    27
    PRO FORMA EFFECT OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . .    29
    SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED). . . . . . . . .    30
    RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION.    31
    DETERMINATION OF FAIRNESS BY CBC HOLDING COMPANY AFFILIATES . . . . . . . .    37
    SOURCE OF FUNDS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .    38

PROPOSAL 1:  APPROVAL OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . . .    38
    TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION.    38

PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES . . . . . . . . . . . .    39

DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

INFORMATION ABOUT CBC HOLDING COMPANY AND ITS AFFILIATES. . . . . . . . . . . .    45
    DIRECTORS AND EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . .    45
    STOCK OWNERSHIP BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . .    46
    RECENT AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . .    48
    MARKET FOR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . .    48
    TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION.    49
    DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . .    52

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . .    53

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS. . . . . . . . . . . . . .    57


                                        i

***

APPENDIX A  TERMS OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . . . . .   A-1

APPENDIX B  EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE . . . . . . . .   B-1

APPENDIX C  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
            ANALYSIS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 . .   C-1

APPENDIX D  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
            ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2005 . . . . . . . . . . .   D-1

                            INFORMATION REGARDING THE
                         SPECIAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

     We are soliciting proxies through this proxy statement for use at the special meeting of CBC Holding Company shareholders. The special meeting will be held at [__:__] p.m. on [__________, ___________], 2007 at the Charles Harris
Learning Center at East Central Technical College, 667 Perry House Road, Fitzgerald, Georgia 31750.

RECORD DATE AND MAILING DATE

     The close of business on [____________], 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about [____________], 2007.

NUMBER OF SHARES OUTSTANDING

     At the close of business on the record date, CBC Holding Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 731,904 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSE OF THE SPECIAL MEETING

     The purpose of the meeting is for shareholders to vote on the Articles of Amendment which provide for the reclassification of each share of CBC Holding Company common stock held by record holders of fewer than 560 shares into one share of Series A Preferred Stock. After the effective time of the Reclassification, we will terminate the registration of our common stock under the Securities Exchange Act.

PROPOSALS TO BE CONSIDERED

     Shareholders will be asked to vote on the following proposals:

     - an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A;
                                -----------

     - an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder; and

     - any other business as may properly come before the meeting or any adjournment of the meeting.

     The Articles of Amendment are attached as Appendix A.
                                               ----------

VOTING AT THE SPECIAL MEETING

     The Articles of Amendment must be approved by the affirmative vote of a majority of the outstanding shares of CBC Holding Company entitled to vote on the Articles of Amendment. As of the record date, CBC Holding Company's directors and executive officers owned, directly or indirectly, 250,469 shares, or 34.2%, of the 731,904 outstanding shares. Each of the directors and executive officers has indicated that he intends to vote his shares in favor of the Reclassification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                                                                ---
THE RECLASSIFICATION.

DISSENTERS' RIGHTS

     All shareholders of CBC Holding Company, whether or not they will receive Series A Preferred Stock in the Reclassification, are entitled to dissent from the amendment effecting the reclassification of a portion of our outstanding common stock. If you dissent from the reclassification amendment, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares. We have included a copy of Article 13 of the Georgia Business Corporation Code in Appendix B to this proxy statement and a summary of
                             ----------
Article 13 under "Dissenters' Rights" beginning on page 41.

     TO PERFECT DISSENTERS' RIGHTS, YOU MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT YOU GIVE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE AMENDMENT RECLASSIFYING A PORTION OF OUR OUTSTANDING COMMON STOCK PRIOR TO THE VOTE OF THE SHAREHOLDERS AT THE MEETING AND THAT YOU NOT VOTE YOUR SHARES IN FAVOR OF THE RECLASSIFICATION AMENDMENT. NOTICE OF INTENT TO DISSENT FROM THE RECLASSIFICATION AMENDMENT SHOULD BE SENT TO: CBC HOLDING COMPANY, 102 WEST ROANOKE DRIVE, FITZGERALD, GEORGIA 31750, ATTN: GEORGE M. RAY. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH HIS OR HER SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE RECLASSIFICATION AMENDMENT AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. FAILURE TO VOTE AGAINST THE RECLASSIFICATION AMENDMENT WILL NOT RESULT IN A WAIVER OF YOUR RIGHT TO DISSENT. FURTHERMORE, VOTING AGAINST THE RECLASSIFICATION AMENDMENT WILL NOT SATISFY THE REQUIREMENT THAT YOU PROVIDE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE RECLASSIFICATION AMENDMENT.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the Reclassification and, in the best judgment of the persons appointed as proxies, on all other matters properly brought before the meeting.

     You can revoke your proxy at any time before it is voted by delivering to George Ray, President, Chief Executive Officer and Chief Financial Officer of CBC Holding Company, at the main office of CBC Holding Company, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of CBC Holding Company common stock are represented in person or by valid proxy. Based on the 731,904 shares outstanding as of the record date, a quorum will consist of 365,953 shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the proposed amendments to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to be cast on the proposals. Approval of any other matter that may properly be brought before the special meeting requires the affirmative vote of a majority of the outstanding shares represented at the meeting. CBC Holding Company's directors and executive officers have the power to vote 250,469 shares, representing approximately 34.2% of the 731,904 outstanding. Every director and executive officer has indicated that he intends to vote his shares in favor of each of the proposed amendments to the articles of incorporation.

     ABSTENTIONS. Although abstentions do not count as votes in favor of or against a proposal, a shareholder who is present in person or by proxy at the special meeting but abstains from voting on any or all proposals will be included in the number of shareholders counted for the purpose of determining the presence of a quorum.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     Approval of any other matter that may properly come before the special meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

     Proxies are being solicited by CBC Holding Company, and CBC Holding Company pays all costs for such solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process. CBC Holding Company will file with the Securities and Exchange Commission all written soliciting materials, including scripts and outlines used to solicit proxies by telephone.

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Reclassification. We urge you, however, to review the entire proxy statement and accompanying materials carefully.

     - STRUCTURE OF THE RECLASSIFICATION. The Articles of Amendment provide for the reclassification of shares of CBC Holding Company common stock into shares of Series A Preferred Stock. In the Reclassification, shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock on the effective date of the Reclassification will receive one share of Series A Preferred Stock for each share of CBC Holding Company common stock they own on the effective date of the Reclassification. All other shares of CBC Holding Company common stock will remain outstanding and will be unaffected by the Reclassification. No cash will be paid to shareholders as consideration for their shares - only shares of Series A Preferred Stock will be issued.

          We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in CBC Holding Company while enabling us to reduce our common shareholder base to the extent necessary to permit us to terminate our registered status with the SEC.

     - SHAREHOLDER APPROVAL IS REQUIRED: The Reclassification cannot be completed unless the proposed amendments to our articles of incorporation are approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the Reclassification. See "SPECIAL FACTORS-Recommendation of the Board of Directors; Fairness of the Reclassification."

     - TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION. Upon approval of the Articles of Amendment, our articles of incorporation will designate two million shares of our authorized stock as Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in Appendix A and principally provide
                                             ----------
          as follows:

          - Rank: The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of CBC Holding Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by CBC Holding Company, including notes and debentures.

          - Voting Rights: Unlike the common stock, the Series A Preferred Stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A Preferred Stock are entitled to vote only upon proposals for a consolidation or merger of CBC Holding Company, a share exchange, or a sale, lease, exchange or transfer of all or substantially all of CBC Holding Company's assets (a "Change in Control") and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with the bylaws of CBC Holding Company. When voting on a proposed Change in Control, the holders of Series A Preferred Stock vote together with the holders of common stock and not as a separate class.

          - Dividend Rights: Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends, when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 110% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock. Although CBC Holding Company has historically paid dividends and intends to continue to do so in the future, it is not required to do so and has the right to waive the declaration or payment of dividends. During the past two years, CBC Holding Company paid dividends in the amount of $0.10 per share in 2004, $0.17 per share in 2005 and $0.10 per share in 2006. Any dividends waived will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

          - Conversion Rights: The shares of Series A Preferred Stock automatically convert to shares of common stock immediately prior to a Change in Control, with each share of Series A Preferred Stock being convertible into one share of common stock, subject to antidilution adjustment.

          - Liquidation Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

          - Perpetual Stock: The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

          - Preemptive Rights: Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

          - Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CBC Holding Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

          - Redemption Rights: Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares.

     See page 39 for more information regarding the terms of the Series A Preferred Stock.

- SERIES A PREFERRED STOCK ISSUED IN RELIANCE ON EXEMPTION FROM REGISTRATION. We are issuing the shares of Series A Preferred Stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available to the Reclassification because we are only issuing the Series A

     Preferred Stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

- DETERMINATION OF SHARES "HELD OF RECORD." Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

- AVOIDING RECLASSIFICATION BY CONSOLIDATION OR "STREET NAME" OWNERSHIP. In view of the SEC's shareholder-counting rules described above, a single shareholder with 560 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 560 shares on the effective date of the Reclassification. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 560 or more shares or acquire additional shares in the market prior to the effective date of the Reclassification. Alternatively, a shareholder who holds fewer than 560 shares of common stock may place his or her shares into "street name" with a broker holding at least 559 shares of our common stock in such accounts and thereby avoid reclassification of his or her shares. To ensure that the record ownership of the shares will be reflected appropriately on our transfer agent's records on the effective date of the Reclassification, shareholders should initiate any transfers of their shares at least three business days prior to the special meeting, as we intend to effect the Reclassification promptly thereafter and it will take into account only those transfers that have settled by the effective date.

-    EFFECTS OF THE RECLASSIFICATION. As a result of the Reclassification:

     - Our number of common shareholders of record, measured as of September 30, 2006, will be reduced from approximately 624 to approximately 187, and the number of outstanding shares of our common stock will decrease from 731,904 to approximately 625,299, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market. See page 21.

     - We estimate that approximately 106,605 shares of Series A Preferred Stock will be issued to approximately 437 shareholders of record in connection with the Reclassification. See page 21.

     - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. This will greatly reduce the amount of information that is publicly available about CBC Holding Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report of our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. See page 21.

     - Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. See page 25.

     - We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $210,000 the first year, plus an additional $140,000 each subsequent year as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses related to servicing a relatively large number of shareholders holding small positions in our common stock. See page 19.

     - We estimate that professional fees and other expenses related to the Reclassification will be approximately $103,600, which we intend to pay with existing working capital.

     - Our actual earnings will not change, but the presentation of earnings will change based on accounting treatment of the Reclassification. Basic earnings per share on a pro forma basis will increase from $0.99 per share to $1.16 per share for the nine months ended September 30, 2006, and will increase from $1.21 per share to $1.41 per share for the year ended December 31, 2005. Pro forma diluted earnings per share will remain unchanged at $0.99 per share for the nine months ended September 30, 2006 and at $1.21 per share for the year ended December 31, 2005 because the shares of Series A Preferred Stock will be considered common stock equivalents in the computation of diluted earnings per share.

     - Our actual book value will not change, but the presentation of book value will change based on accounting treatment of the Reclassification. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease on a pro forma basis from $15.26 to $15.12 as of September 30, 2006, and will decrease from $14.34 to $14.20 as of December 31, 2005.

     - The percentage ownership of CBC Holding Company common stock beneficially owned by our executive officers and directors as a group will increase from approximately 34.2% to 40.1%. We do not anticipate that any of our executive officers or directors will receive Series A Preferred Stock in the Reclassification. See page 46.

     - The decrease in the number of shares of common stock outstanding, and the relatively small number of shares of Series A Preferred Stock that will be outstanding after the Reclassification, will further reduce the already limited liquidity of our common stock.

     - As a result of the Reclassification, shareholders receiving shares of Series A Preferred Stock will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own, and will lose the benefits of holding securities registered under
          Section 12 of the Securities Exchange Act.

     A more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 23.

- REASONS FOR RECLASSIFICATION. Our principal reasons for effecting the Reclassification are:

     - The direct and indirect cost savings of approximately $210,000 the first year, and $140,000 each subsequent year in annual costs relating to compliance with Section 404 of the

          Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act, together with the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock;

     - Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock; and

     - We have structured this Rule 13e-3 transaction as a reclassification because unlike a cash-out merger or reverse stock split, a reclassification (1) will allow all shareholders to maintain an equity interest in CBC Holding Company, (2) will not require CBC Holding Company to finance the purchase of any shares, and (3) will not require the approval of the FDIC or the Georgia Department of Banking and Finance. In order to create two separate classes of stock under the Securities Exchange Act, our board of directors determined that the Series A Preferred Stock would not have voting rights other than with respect to a transaction that would result in a change in control of CBC Holding Company.

     -    See page 16 for more detailed information.

- FAIRNESS OF THE RECLASSIFICATION. Each of the "filing persons" for CBC Holding Company - Sidney S. (Buck) Anderson, James Thomas Casper III, Charles A. (Pete) Clarke Sr., John T. Croley Jr., A.B.C. Dorminy III, John
     S. Dunn, Lee Phillip Liles, Steven L. Mitchell, James A. Parrott II, George
     M. Ray, Hulin Reeves Jr., Robert E. Sherrell, John Edward Smith III, and Wyndall L. Walters - believe the Rule 13e-3 transaction is fair to all of CBC Holding Company's shareholders, including unaffiliated shareholders who will receive shares of Series A Preferred Stock in the transaction and unaffiliated shareholders whose shares of CBC Holding Company common stock will remain outstanding after the transaction.

     Because of the positions held by the filing persons within CBC Holding Company, each is deemed to be engaged in the Rule 13e-3 transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, each of our directors is a record holder of more than 560 shares of common stock, and we anticipate that they will retain the shares of common stock they beneficially own in the transaction. After the transaction, we anticipate that our directors and executive officers, in the aggregate, will beneficially own approximately 40.1% of our outstanding common shares. See "-Stock Ownership by Affiliates" on page 46 for more information regarding stock owned by our affiliates.

     In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, the board of directors and each of our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board of directors did not obtain any appraisal, independent valuation or fairness opinion of the Series A Preferred Stock or common stock because the board believes that the value of the Series A Preferred Stock is equivalent to the value of the common stock such that the actual cash value of the shares in each class is immaterial to the determination of the fairness of the

     Reclassification, from a financial point of view, because those values would be the same. The factors considered by the board included:

     - All shareholders will continue to hold an equity interest in CBC Holding Company, and no shareholder will be forced to involuntarily liquidate his or her equity interest in CBC Holding Company;

     - Certain shareholders have the opportunity to retain their common stock or receive Series A Preferred Stock by transferring or consolidating their shares or placing them in (or removing them from) "street name" accounts as described above in "Avoiding Reclassification by Consolidation or 'Street Name' Ownership";

     - The board's belief that although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which CBC Holding Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of CBC Holding Company, which the board viewed as a mitigating factor with respect to the loss of voting power;

     - Because shareholders receiving Series A Preferred Stock and shareholders retaining common stock will each lose the benefits of owning securities registered under Section 12 of the Securities Exchange Act and the protections thereunder, the board does not believe that these factors will impact the relative values of the Series A Preferred Stock and the common stock;

     - The Reclassification will have no effect on diluted earnings per share for the nine months ended September 30, 2006 or the year ended December 31, 2005;

     - Book value per common equivalent share will decrease approximately 1% from $15.26 on a historical basis to $15.12 on a pro forma basis as of September 30, 2006; and

     - The Reclassification should not be a taxable event for any shareholder.

     A more detailed description of the factors considered by our board of directors when assessing the fairness of the Reclassification begins on page 17, and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 21.

- EFFECTIVENESS OF THE RECLASSIFICATION. The Reclassification will not be effected unless the Articles of Amendment are approved by a majority of the votes entitled to be cast. Assuming this occurs, as shortly thereafter as is practicable, we will file the Articles of Amendment with the Georgia Secretary of State and thereby effect the Reclassification. However, notwithstanding shareholder approval, at any time prior to the effective date of the Reclassification, the board of directors may abandon the Reclassification without any further shareholder action. If at any time prior to the effective date of the Reclassification the board determines that (1) the estimated legal expenses makes the Reclassification inadvisable or (2) the number of negative votes on the

     Reclassification reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Reclassification.

     We anticipate that the Reclassification will be effected in the [_____] quarter of 2007. We will issue a press release and file a current report on Form 8-K with the SEC in the event that the board of directors decides not to go forward with the Reclassification. See page 40 for more detailed information.

- CONDITION AND REGULATORY APPROVALS. Aside from shareholder approval of the Articles of Amendment, the Reclassification is not subject to any conditions or regulatory approvals.

- DISSENTERS' RIGHTS. All shareholders are entitled to dissenters' rights in connection with the proposed amendment effecting the reclassification of a portion of our common stock. If the shareholders of CBC Holding Company approve the reclassification amendment, those shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock. To perfect dissenters' rights, you must comply with Article 13 of the Georgia Business Corporation Code, which requires, among other things, that you give CBC Holding Company notice of your intent to dissent prior to the vote of the shareholders at the meeting and that you not vote your shares in favor of the reclassification amendment. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the reclassification amendment and will not be entitled to assert dissenters' rights. Failure to vote against the reclassification amendment will not result in a waiver of your right to dissent. Furthermore, voting against the reclassification amendment will not satisfy the requirement that you provide CBC Holding Company notice of your intent to dissent from the reclassification amendment. We have included a copy of Article 13 of the Georgia Business Corporation Code at Appendix B to this proxy statement
                                              ----------
     and a summary of Article 13 under "Dissenters' Rights" beginning on page
     41.

                              QUESTIONS AND ANSWERS

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at the special meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about [__________], 2007 to all shareholders entitled to vote. The record date for those entitled to vote is [__________], 2007. On that date, there were 731,904 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A: The special meeting will be held on [_________], 2007, at the Charles Harris Learning Center at East Central Technical College located at 667 Perry House Road, Fitzgerald, Georgia 31750, at [___] p.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of [_________], 2007 may cast their votes in person or by proxy at the meeting.

Q:   WHAT IS THE VOTE REQUIRED?

A: The proposed Articles of Amendment must receive the affirmative vote of the holders of a majority of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposals to approve the Articles of Amendment. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposals, your broker will not be able to vote for you. This will have the same effect as a vote against the proposals to approve the Articles of Amendment.

Q: WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS REGARDING THE RECLASSIFICATION?

A: Our board of directors has determined that the Rule 13e-3 transaction is fair to our unaffiliated shareholders, both those retaining their common stock and those receiving Series A Preferred Stock, and that approval of the proposed amendments to our articles of incorporation is advisable and in the best interests of CBC Holding Company and each of these constituent groups. Our board of directors has therefore approved the Reclassification and recommends that you vote "FOR" approval of the proposed Articles of Amendment.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self- addressed, prepaid envelope so that your shares can be represented at the meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the meeting or attend the meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposals to approve the Articles of Amendment.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q: IF I AM RECEIVING SERIES A PREFERRED STOCK IN THE RECLASSIFICATION, WHEN WILL I GET MY STOCK?

A: After the special meeting and the closing of the transaction, we will mail you instructions on how to exchange your CBC Holding Company common stock certificate(s) for Series A Preferred Stock. After you sign the forms provided at that time and return your stock certificate(s), we will send you your Series A Preferred Stock.

Q:   I DO NOT KNOW WHERE MY STOCK CERTIFICATE IS. HOW WILL I GET MY CASH?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We will require that you provide a bond to cover any potential loss to CBC Holding Company.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE RECLASSIFICATION?

A:   Yes. Please see page 41 and Appendix B for a discussion of dissenters'
                                 ----------
     rights in connection with the amendment effecting the reclassification of a portion of our common stock.

Q:   WHAT IF I HAVE QUESTIONS ABOUT THE RECLASSIFICATION OR THE VOTING PROCESS?

A: Please direct any questions about the Reclassification or the voting process to our President, Chief Executive Officer and Chief Financial Officer, George M. Ray, at our main office located at 102 Roanoke Drive, Fitzgerald, Georgia 31750, telephone (229) 423-4321.

Q: WILL THE AMOUNT OF PUBLICLY AVAILABLE INFORMATION REGARDING CBC HOLDING COMPANY BE REDUCED AS A RESULT OF THE RECLASSIFICATION?

A: Yes. In particular, as a private company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management's discussion and analysis of our financial results in annual reports to shareholders or financial reports to the FDIC.

                                 SPECIAL FACTORS

PURPOSE OF THE RECLASSIFICATION

     The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and preferred shareholders informed as to our business and financial status after the Reclassification as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, the Reclassification is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine special meetings of shareholders since the Series A Preferred Stock will have limited voting rights.

     CBC Holding Company currently has approximately 624 shareholders of record, but approximately 70% of the outstanding shares are held by fewer than 241 beneficial owners. As a result, there is a limited market for CBC Holding Company's shares and the board of directors believes there is little likelihood a more active market will develop. However, since we have more than 300 shareholders of record and are registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.
These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and documenting our internal controls in preparation for an audit to be filed with the SEC. The cost of complying with these requirements is substantial, and in light of the limited trading market for CBC Holding Company's common stock, the board of directors believes CBC Holding Company receives little benefit from being registered under the Securities Exchange Act.

     Moreover, our business operations are primarily conducted through our banking subsidiary, Community Banking Company of Fitzgerald, which is required to file quarterly financial reports with the FDIC. These reports are available online at www.fdic.gov.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

     The board of directors routinely reviews and discusses with senior management CBC Holding Company's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the Articles of Amendment, the board considered other material alternatives. These alternatives were rejected because the board believed the Reclassification would be the most cost-effective manner in which to achieve its goals of improving capital utilization and shareholder value while also continuing to serve the financial needs of the communities in which it operates. The following is a description of the alternatives considered:

     ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to permit CBC Holding Company to deregister from Section 12(g), to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares, and to terminate its disclosure and reporting requirements under the Securities Exchange Act. As a result, the board rejected this alternative.

     REVERSE STOCK SPLIT. The board of directors considered declaring a reverse stock split at a ratio of 1-for-551, with cash payments for resulting fractional shares. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. A reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in CBC Holding Company. As a result, a reverse stock split was rejected.

     MAINTAINING STATUS QUO. The board considered maintaining the status quo. In that case, CBC Holding Company would continue to incur the significant expenses of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of CBC Holding Company or its unaffiliated shareholders.

     The board is aware of two inquiries into purchasing or merging with Community Banking Company, but neither inquiry resulted in an offer being made to CBC Holding Company. In both instances, the conversations were preliminary in nature and did not involve discussion of any financial details. Both inquiries were reported to the executive committee of CBC Holding Company, but the committee took no action on either inquiry due to its determination that selling Community Banking Company at that time was not in the best interest of CBC Holding Company's shareholders.

BACKGROUND OF THE RECLASSIFICATION

     CBC Holding Company has filed reports under the Securities Exchange Act since 1996. These reports include annual, quarterly and current reports presenting and analyzing CBC Holding Company's business, financial condition, results of operations and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several additional reporting and procedural requirements that have become effective at various points during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. As a result of these new requirements, our cost of compliance has increased, particularly relative to our limited personnel resources and market capitalization. We anticipate further increases resulting from the upcoming requirement under Section 404 of the Sarbanes-Oxley Act that we document, test and assess our internal control structure and that our external auditors report on management's assessment of our internal control structure. See "-Reasons for the Reclassification" for additional information about cost increases.

     As a result of the expanding requirements, the executive committee of CBC Holding Company began discussing the various strategic alternatives for improving shareholder returns and capital utilization in the second quarter of 2003. During 2003, the board determined that the costs associated with its registration with the SEC outweighed the benefit afforded by the public registration of its stock. Additionally, the board determined that the administrative costs associated with the maintenance of its large stockholder base, relative to the size of the institution, was greater than the benefit received. The executive committee discussed various methods of reducing the number of shareholders, as described above under the heading "Alternatives Considered by the Board of Directors," as well as the expenses associated with registration with the SEC at its regular monthly meetings in each of June, September, November and December of 2003. During this time CBC Holding Company consulted with legal counsel regarding these various methods of reducing its shareholder base, including a reverse stock split and a reorganization of CBC Holding Company, but the board determined not to take any action at that time.

     At a meeting of the board of directors in February 2004, the board discussed the then-recent change in regulations concerning Subchapter "S" corporations that increased the shareholder limit to 100 family groups. Representatives of Powell Goldstein LLP and Thigpen, Jones, Seaton & Co., P.C. were present at this meeting. At that meeting, the board considered a reorganization which would reduce the shareholder base, save the expenses of SEC registration requirements and administration of a large shareholder base, and enable CBC Holding Company to obtain Subchapter "S" taxation status, all of which would reduce costs and enhance the potential returns of the remaining shareholders, all the while considering the fair treatment of those shareholders which would not remain shareholders after such actions would be taken.

     During the remainder of 2004, the board gave great consideration to whether it was in the best interests of its shareholders to maintain its status quo. However, the board determined that due to the market conditions in the area and the size of the shareholder base relative to the size of CBC Holding Company, it was in the best interest of the shareholders of CBC Holding Company to seek a course of action which would provide a satisfactory return on investment to the smaller shareholders while preserving the opportunity for the larger shareholders to realize satisfactory returns on their investments as well. During 2004, CBC Holding Company began working with legal counsel to create a plan of reorganization that would accomplish each of its goals and that would be fair to all shareholders of CBC Holding Company.

     To this end, in April 2005, the board of directors authorized CBC Holding Company's president and chief executive officer to select an independent financial advisor, knowledgeable in valuing financial services companies, to provide an opinion regarding the value of CBC Holding Company's common stock. Accordingly, Southard Financial was retained to provide an opinion regarding the fair value of CBC Holding Company's common stock.

     On August 3, 2005, after considering Southard Financial's opinion, the effects of the reorganization, the tax consequences, and the pro forma effect of the reorganization, the board of directors, including those directors who are not employees of CBC Holding Company, unanimously adopted an agreement and plan of reorganization. However, after several months of preparing and filing a proxy statement with the SEC for a special meeting of shareholders to vote on the plan of reorganization and responding to numerous comments and requests from the SEC, our board of directors decided that it would not be practical to deregister CBC Holding Company's common stock while simultaneously reorganizing into a subchapter S corporation. Therefore, the board decided to pursue an alternative transaction which would release CBC Holding Company from its SEC reporting obligations without converting to a Subchapter S corporation.

     After reconsidering each of the alternatives mentioned above, the board of directors determined that a stock reclassification was a better alternative because it (1) would allow all shareholders to maintain an equity interest in CBC Holding Company, (2) would not require CBC Holding Company to finance the purchase of any shares, and (3) would not require approval of the Georgia Department of Banking and Finance. Accordingly, by a unanimous vote, the board approved pursuing a stock reclassification.

     At the December 20, 2006 board meeting, the board of directors unanimously approved amendments to CBC Holdings Company's articles of incorporation that, subject to shareholder approval, will authorize us to issue up to 2,000,000 shares of preferred stock with the terms described in Appendix A. These
                                                      ----------
amendments also provide for the reclassification of each share of CBC Holding Company common stock held by a shareholder who is the record holder of fewer than 560 shares into a share of the CBC Holding Company's Series A Preferred Stock. Finally, the board approved the terms of the Series A Preferred Stock, which are described under "-Terms of the Series A Preferred Stock to be Issued in the

Reclassification" on page 38, and authorized the executive officers of CBC Holding Company to file articles of amendment to our articles of incorporation to establish such series of preferred stock, if our shareholders approve of the articles of amendment authorizing preferred stock.

     Also at the December 20, 2006 board meeting, the board considered each of the factors described under "-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 31. After a thorough discussion of these factors, the board, including those directors who are not employees of CBC Holding Company, determined that the Reclassification was fair, from a substantive and procedural point of view, to both our unaffiliated shareholders receiving Series A Preferred Stock in the transaction and to those retaining their shares of common stock. In reaching this conclusion, the board considered the potential benefit of liquidity to unaffiliated shareholders receiving cash for their shares in a cash-out merger, but determined that the benefit of liquidity would be diminished due to the taxable nature of a cash-out merger for shareholders receiving cash.

REASONS FOR THE RECLASSIFICATION

     As described above in "-Purpose of the Reclassification," the Reclassification will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save over $200,000 per year in the following areas as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act. (This estimate includes anticipated costs related to compliance with Section 404 of the Sarbanes-Oxley Act, which would be effective for our fiscal year ending December 31, 2007.)

     We expect to save the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-KSB and Form 10-QSB and annual proxy statements:

     Legal Fees                                      $30,000
     Independent Auditor Fees                          7,000
     Edgar Conversion Costs                            5,000
     Proxy Solicitation, Printing and Mailing Costs   10,000
     Indirect Management and Staff Time               22,000
                                                     -------
                                                     $74,000

     We expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes-Oxley Act:

                                       Initial Year of Compliance   Subsequent Years
                                       ---------------------------  -----------------
   Consulting Fees                     $                    60,000  $          20,000
   Legal Fees                                               10,000             10,000
   Independent Auditor Fees                                 18,000              8,000
   Indirect Management and Staff Time                       48,000             28,000
                                       ---------------------------  -----------------
                                       $                   136,000  $          66,000
                                       ---------------------------  -----------------
   Total Estimated Annual Savings      $                   210,000  $         140,000
                                       ===========================  =================

     As is noted above, we incur substantial indirect costs in management time spent in securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of approximately 14% of their time (equating to approximately nine days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing CBC Holding Company's disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues.

     Eliminating the registration of our common stock under the Securities Exchange Act will also:

          - significantly reduce CBC Holding Company's legal, accounting, and other compliance costs relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act described above; and

          - eliminate the information CBC Holding Company is required to furnish to the SEC and the public.

     In addition, there is no established trading market for CBC Holding Company common stock. Our common stock is not listed on an exchange and has historically been very thinly traded. Any trading activity, as it occurs, takes place in privately negotiated transactions. To our knowledge, our stock has traded at prices ranging from $10.00 to $13.50 per share during the past two years. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred as a result of this registration. Please see "Description of CBC Holding Company- Market for Common Stock" on page 48 for additional information.

     We believe that even though the one-time capital cost we will incur to reclassify shares in the Reclassification represents a significant cost compared to our currently anticipated annual expense savings, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and the absence of a meaningful corresponding benefit, the board determined that the capital cost of the Reclassification would serve CBC Holding Company's long-term best interests.

POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION

     No organized trading market currently exists for CBC Holding Company's common stock. The market liquidity for shares of CBC Holding Company's common stock after the Reclassification will be even less than it is now because the number of shares of CBC Holding Company common stock available to be traded will decrease. A further decrease in the market liquidity for the shares of CBC Holding Company common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of CBC Holding Company common stock could also prompt a corresponding increase in its market price assuming stable or increased demand for the stock.

     CBC Holding Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. As a result, shareholders will have less legally mandated access to information about CBC Holding Company's business and results of operations than they had prior to the transaction. Following completion of the Reclassification, as required under Georgia law, we will deliver annual audited financial statements upon written request of a shareholder and will make such financial statements available for inspection by shareholders at CBC Holding Company's corporate office.

     In addition, the Reclassification will reduce CBC Holding Company's capital. We believe, however, that CBC Holding Company will continue to be "well capitalized" for regulatory purposes and that it will have sufficient capital to support anticipated growth.

EFFECTS OF THE RECLASSIFICATION ON CBC HOLDING COMPANY

     REDUCTION IN THE NUMBER OF SHAREHOLDERS OF RECORD AND THE NUMBER OF OUTSTANDING SHARES. Based on information as of December 20, 2006, we believe that the Reclassification will reduce our number of record shareholders from 624 to approximately 187. We estimate that approximately 106,605 shares held by approximately 437 shareholders of record will be exchanged for Series A Preferred Stock in the Reclassification. The number of outstanding shares of common stock as of [__________], 2007 will decrease from 731,904 to approximately 625,299. Accordingly, the already minimal liquidity of shares of CBC Holding Company common stock will be further reduced.

     ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. Our common stock is currently registered under the Securities Exchange Act. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any public reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with Securities Exchange Act registration, which we estimate to be over $74,000 on an annual basis.

     DECREASE IN BOOK VALUE PER COMMON EQUIVALENT SHARE. As a result of the Reclassification, our book value per common equivalent share, which includes the Series A Preferred Stock, as of December 31, 2005 will be reduced by approximately 1%, from $14.34 per share on a historical basis to approximately $14.20 per share on a pro forma basis.

     IMPROVED BASIC EARNINGS PER SHARE. Basic earnings per share on a pro forma basis will increase from $0.99 per share to $1.16 per share for the nine months ended September 30, 2006, and will increase from $1.21 to $1.41 for the year ended December 31, 2005.

     FINANCIAL EFFECTS OF THE RECLASSIFICATION. We estimate that professional fees and other expenses related to the transaction will total approximately $103,600. We estimate these expenses will be as follows:

               SEC filing fees       $    500
               Legal fees              75,000
               Accounting fees         20,000
               Appraisal fees           2,500
               Printing costs           5,600

                     Total           $103,600
                                     ========

     We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations, or cash flow.

     EFFECT ON MARKET FOR SHARES. Our common stock is not listed on an exchange, nor will it be listed after the Reclassification. The failure to be listed on an exchange, together with the reduction in public information concerning CBC Holding Company as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the already minimal liquidity of our common stock.

     In addition to the effects the Reclassification will have on shareholders generally, which are described in the next section, the transaction will have some additional specific effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of CBC Holding Company. As used in this proxy statement, the term "affiliated shareholder" means any person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with CBC Holding Company. A person "controls" CBC Holding Company if he or she has the power to direct or cause the direction of the management and policies of CBC Holding Company. The term "unaffiliated shareholder" means any shareholder of CBC Holding Company other than an affiliated shareholder.

     All of our directors and executive officers are deemed by the SEC to be "filing persons" engaged in this transaction. Each of our directors and executive officers participated in the board discussions regarding pursuing a transaction designed to allow CBC Holding Company to deregister its common stock. Each of our affiliates has a potential conflict of interest with respect to the Reclassification because he or she is in a position to structure the transaction in a way that benefits the interests of the affiliates differently than the interests of the unaffiliated shareholders.

     REDUCTION IN BOOK VALUE AND INCREASE IN EARNINGS PER SHARE. Assuming the Reclassification had been completed as of December 31, 2005, our affiliated shareholders would experience the same reduction in book value and increase in earnings per share as our unaffiliated shareholders who will be retaining their common shares: (i) a 1% decrease in book value per share from $14.34 on a historical basis to $14.20 on a pro forma basis; and (ii) a 16.5% increase in earnings per share for the year ended December 31, 2005 from $1.21 on a historical basis to $1.41 on a pro forma basis. See "Stock Ownership by Affiliates" on page 46 for information about the number of shares of CBC Holding Company common stock held by our directors, executive officers and significant shareholders.

     NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, CBC Holding Company's common stock will no longer be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of CBC Holding Company will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     CONSOLIDATION OF MANAGEMENT OWNERSHIP.  As a result of the
Reclassification, we expect that the percentage of beneficial ownership of CBC Holding Company common stock held by our executive officers and directors as a group will increase from approximately 34.2% to approximately 40.1%.

     RULE 144 NOT AVAILABLE. Because CBC Holding Company's common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of CBC Holding Company may be deprived of the ability to dispose of their shares of CBC Holding Company common stock under Rule 144 under the Securities Act of 1933 which provides a "safe harbor" for resales of stock by affiliates of an issuer.

     CONDUCT OF BUSINESS AFTER THE RECLASSIFICATION. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

     RAISING ADDITIONAL CAPITAL AND OBTAINING FINANCING AFTER THE RECLASSIFICATION. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

     PLANS OR PROPOSALS. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of counsel if such a transaction were to occur.

EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS GENERALLY

     The Reclassification will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because none of our affiliates will likely hold fewer than 560 shares of common stock of record at the effective time of the Reclassification. The effects will vary depending on whether the shareholder receives Series A Preferred Stock for some or all of his or her shares of CBC Holding Company common stock or does not receive Series A Preferred Stock for any of his or her shares and continues to hold the same number of shares following the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A Preferred Stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Reclassification.

     The following sections describe the material effects that we expect to result from the Reclassification with respect to shares that are exchanged for Series A Preferred Stock and shares that are unaffected by the Reclassification. You may experience a combination of these effects if you receive Series A Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 106,605 shares are exchanged for Series A Preferred Stock in the Reclassification.

     SHARES EXCHANGED FOR SERIES A PREFERRED STOCK. As to shares of our common stock that are exchanged in the Reclassification for Series A Preferred Stock, shareholders will experience the following effects:

     POSITIVE EFFECTS:
     ----------------

     - Diluted earnings per share will not change from $0.99 per share for the nine months ended September 30, 2006 or from $1.21 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. Additionally, basic earnings per share will increase 17.1% from $0.99 per share on a historical basis to $1.16 per share on a pro forma basis for the nine months ended September 30, 2006, and will increase 16.5% from $1.21 per share on a historical basis to $1.41 per share on a pro forma basis for the year ended December 31, 2005, which will provide a greater potential dividend stream.

     - Shareholders receiving Series A Preferred Stock will have a 10% preference to the holders of common stock in the distribution of any dividend by CBC Holding Company. Although we have historically paid cash dividends and anticipate that we will continue to do so, there is no guarantee that we will declare or pay such dividends in the future. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series A Preferred Stock. See "Dividend Policy" on page 51 for more information regarding our dividend policies.

     - Holders of the Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of CBC Holding Company in an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common shareholders, or $15.26 for each share of Series A Preferred Stock.

     NEUTRAL EFFECTS:
     ---------------

     - The Series A Preferred Stock will automatically convert into shares of common stock immediately prior to a change in control of CBC Holding Company, on the basis of one share of common stock for each share of Series A Preferred Stock (subject to antidilution protection), and thus holders of the Series A Preferred Stock will participate equally with the holders of common stock in any sale of CBC Holding Company. The board views this as a neutral effect of the Reclassification, given that all shareholders, regardless of the class of stock they hold, will be able to realize the same value upon a change in control regardless of whether the Reclassification is effected.

     NEGATIVE EFFECTS:
     ----------------

     - The Series A Preferred Stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders for trading after the Reclassification than were available when CBC Holding Company had only a single class of stock. This represents a reduction in liquidity for the Series A Preferred Stock, which may have an adverse effect on its market value.

     - Holders of Series A Preferred Stock will be entitled to vote only upon a change in control of CBC Holding Company, which generally is a business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the CBC Holding Company's assets. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors.

     - Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 1% from $15.26 on a historical basis to $15.12 on a pro forma basis as of September 30, 2006.

     - Although we do not believe the issuance of the Series A Preferred Stock will be taxable to recipients, the IRS may not agree and could challenge our characterization. See "-Federal Income Tax Consequences of the Reclassification" on page 27 for more information.

     - As a result of the Reclassification, shareholders receiving preferred shares will receive no additional compensation, will lose their ability to vote on any matter other than a transaction which would result in a change in control of CBC Holding Company, will receive securities that are less liquid than those they currently own, and will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act.

     REMAINING COMMON SHAREHOLDERS. As to shares of our common stock that are not exchanged for Series A Preferred Stock in the Reclassification, shareholders will experience the following positive and negative effects:

     POSITIVE EFFECTS:
     ----------------

     - Common shareholders will continue to exercise sole voting control over CBC Holding Company, except with respect to a change in control.

     - Shareholders continuing to hold common stock after the Reclassification will have relatively increased voting control over CBC Holding Company because the number of outstanding shares of common stock will be reduced.

     NEGATIVE EFFECTS:
     ----------------

     - Our common stock will rank junior in priority to the Series A Preferred Stock because holders of Series A Preferred Stock will have a 10% preference with respect to the distribution of any dividend by and a preference upon any liquidation of CBC Holding Company.

     - Fewer shares will be available than before the Reclassification, when CBC Holding Company had only a single class of stock. This represents a reduction in liquidity for common stock, which may cause a decrease in the market value of our common stock. See "-Effect on Market for Shares" on page 21 for more information.

EFFECTS OF THE RECLASSIFICATION ON AFFILIATES

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of CBC Holding Company.

     POSITIVE EFFECTS:
     ----------------

     - NO FURTHER REPORTING OBLIGATIONS OR RESTRICTIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. After the Reclassification, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section
          16. After that time, our affiliates may realize "short-swing" profits on purchases and sales of CBC Holding Company's securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, CBC Holding Company would be entitled to receive any such short-swing profits from the affiliate.

     - NO FURTHER DISCLOSURE OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, CBC Holding Company will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates' compensation and stock ownership will no longer be publicly available.

     - CONSOLIDATION OF MANAGEMENT OWNERSHIP. As a result of the Reclassification, we expect that the percentage of beneficial ownership of CBC Holding Company common stock held by our directors and executive officers as a group will increase from approximately 32.4% before the Reclassification to approximately 40.1% after the transaction. See "Information About CBC Holding Company and Its Affiliates-Stock Ownership by Affiliates" on page 46 for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

     - IMPROVED EARNINGS PER SHARE. Because each of our affiliates will retain his or her common stock in the Reclassification, his or her basic earnings per share will increase 17.1% from $0.99 per share on a historical basis to $1.16 per share on a pro forma basis for the nine months ended September 30, 2006, and will increase 16.5% from $1.21 per share on a historical basis to $1.41 per share on a pro forma basis for the year ended December 31, 2005. Diluted earnings per share will not change from $0.99 per share for the nine months ended September 30, 2006 or from $1.21 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because CBC Holding Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of CBC Holding Company's filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

     NEGATIVE EFFECTS:
     ----------------

     - DECREASED BOOK VALUE PER SHARE. Because each of our affiliates will retain his or her common stock in the Reclassification, his or her book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 1% from $15.26 on a historical basis to $15.12 on a pro forma basis as of September 30, 2006.

     - RULE 144 NOT AVAILABLE. Because our common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of CBC Holding Company will be deprived of the ability to dispose of their shares of CBC Holding Company common stock under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which can result in reduced liquidity for the recipient and a lower purchaser price for the shares.

EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will also have the following negative effects on our unaffiliated shareholders:

     - REDUCTION IN PUBLICLY AVAILABLE INFORMATION. CBC Holding Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Reclassification. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of CBC Holding Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

     - ELIMINATION OF PROTECTIONS UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because CBC Holding Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if CBC Holding Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of our filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, CBC Holding Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY

     In reaching the conclusion to recommend the Reclassification, the board of directors has given long and serious attention to the fact that our shareholders, including those who will receive Series A Preferred Stock in the Reclassification and those who will remain after the Reclassification, have been loyal and supportive of CBC Holding Company. The board also recognized that the Reclassification will result in a large number of shareholders receiving Series A Preferred Stock, in some cases against the wishes of those shareholders.
While the board was mindful of these issues, the board ultimately concluded that given the vital role played by CBC Holding Company in its communities - as an employer, as a source of credit for capital and business growth, and as a community resource - and the continued viability of CBC Holding Company as an independent financial institution was of significant benefit to its communities.

FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION

     Presented below are the material federal income tax consequences of the Reclassification to: (1) shareholders (including any affiliated shareholders) who will receive Series A Preferred Stock in the Reclassification, (2) shareholders (including any affiliated shareholders) who will retain shares of CBC Holding Company common stock after the Reclassification, and (3) CBC Holding Company itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances. The discussion assumes that the CBC Holding Company shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reclassification. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial institutions;

     -    insurance companies;

     -    tax-exempt organizations;

     -    dealers in securities or currencies;

     -    traders in securities that elect to mark-to-market;

     - persons that hold CBC Holding Company common stock as part of a hedge, straddle or conversion transaction;

     - persons who are considered foreign persons for U.S. federal income tax purposes;

     - persons who acquired or acquire shares of CBC Holding Company common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

     - persons who do not hold their shares of CBC Holding Company common stock as a capital asset.

     No ruling has been or will be obtained from the IRS as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Reclassification.

     ACCORDINGLY, WE RECOMMEND THAT SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING SERIES A
PREFERRED STOCK IN THE RECLASSIFICATION.   The Reclassification will be treated
as a "recapitalization," which is considered a "tax-free" reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series A Preferred Stock in the Reclassification should not recognize any gain or loss. Further, the shareholder's basis in the Series A Preferred Stock should be the same as such shareholder's basis in his or her common stock surrendered in the Reclassification and the period such shareholder is considered to have held the Series A Preferred Stock should include the period the shareholder held his CBC Holding Company common stock surrendered in the Reclassification.

     Although the Reclassification will be treated as a "tax-free" reorganization and the exchange of Series A Preferred Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for
federal income tax purposes.   While ordinarily the receipt of stock, such as
the Series A Preferred Stock, in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as "nonqualified preferred stock" may not be exchanged "tax-free" in a reorganization.

     The term "nonqualified preferred stock" is preferred stock in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock; (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock; (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices. Further, "preferred stock" means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

     The Series A Preferred Stock should not be considered "preferred stock" for federal income tax purposes (and therefore should not be considered "nonqualified preferred stock") because the Series A Preferred Stock is not limited as to dividends vis-a-vis the common stock and is able to participate in corporate growth to the same extent as the common due to the fact that:

     - the amount distributed with respect to a share of the Series A Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of CBC Holding Company common stock; and

     - the Series A Preferred Stock automatically will convert on a share-for-share basis in the event of a transaction that results in a change in control of CBC Holding Company.

Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as "nonqualified preferred stock" for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO DO NOT RECEIVE SERIES A
                                                            ---
PREFERRED STOCK IN THE RECLASSIFICATION. Affiliated and unaffiliated shareholders who remain common shareholders following the Reclassification will not recognize gain or loss as a result of the Reclassification. The Reclassification will not affect the adjusted tax basis or holding period of any shares of CBC Holding Company common stock that a shareholder continues to own after the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO CBC HOLDING COMPANY AND COMMUNITY BANKING COMPANY OF FITZGERALD. Neither CBC Holding Company nor Community Banking Company of Fitzgerald will recognize gain or loss for U.S. federal income tax purposes as a result of the Reclassification.

     BACKUP WITHHOLDING. Non-corporate shareholders of CBC Holding Company may be subject to backup withholding at a rate of 28% on cash payments received in the Reclassification. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal; (2) provides a certificate of foreign status on an appropriate Form W-8; or (3) is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE RECLASSIFICATION. THUS, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THEIR SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE RECLASSIFICATION

     The following selected pro forma financial data illustrate the pro forma effect of the transactions contemplated by the Reclassification on CBC Holding Company's financial statements for the year ended December 31, 2005. Management has prepared this information based on its estimate that 106,605 shares of CBC Holdings Company common stock will be reclassified into the same number of shares of Series A Preferred Stock in the Reclassification and that the transaction expenses related to the Reclassification will be $103,600. Please see "Pro Forma Consolidated Financial Information" for the complete pro forma financial information relating to this transaction.


SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                              As of and for the   As of and for the
                                              nine months ended       year ended
                                             September 30, 2006   December 31, 2005
     (in thousands except per share data)
     Net interest income                     $             2,517               3,367
     Provision for loan losses                               135                 240
     Other income                                            516                 653
     Other expense                                         2,008               2,464
     Income tax expense                                      297                 432
                                             -------------------  ------------------
     Net earnings                            $               728                 884
                                             ===================  ==================

     PER COMMON SHARE
     Basic earnings per share                $              0.99  $             1.21
     Diluted earnings per share              $              0.99  $             1.21
     Book value                              $             15.12  $            14.20

     AT PERIOD END
     Assets                                  $            89,647  $           87,113
     Shareholders' equity                    $            11,067  $           10,390
     Common shares outstanding                           625,299             625,299
     Series A Preferred shares outstanding               106,605             106,605

     Weighted average common shares                      625,299             625,299
     outstanding
     Weighted average preferred shares                   106,605             106,605
     outstanding

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION

     The board believes that the Rule 13e-3 transaction, taken as a whole, is substantively and procedurally fair to, and in the best interests of, CBC Holding Company and all of its shareholders, including unaffiliated shareholders who will receive Series A Preferred Stock in the Rule 13e-3 transaction and whose shares of CBC Holding Company common stock will remain outstanding after the Rule 13e-3 transaction. The board of directors of CBC Holding Company, including those directors who are not employees of CBC Holding Company, have unanimously approved the Articles of Amendment to the articles of incorporation, which collectively reflect the terms of the Rule 13e-3 transaction. The board unanimously recommends that the shareholders vote for approval and adoption of the Articles of Amendment. Each director of CBC Holding Company participated in the vote and each director voted in favor of the Articles of Amendment. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the Rule 13e-3 transaction. The effects of the Reclassification that are particular to our affiliates are set forth under the heading "Effects of the Reclassification on Affiliates" on page 25.

     Each director and executive officer is deemed a "filing person" in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See "-Determination of Fairness by CBC Holding Company Affiliates" on page 37 for information regarding the filing person's fairness determination.

     All of CBC Holding Company's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or over which they share voting power) in favor of adoption of the Reclassification. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the shares outstanding and have committed to vote these shares in favor of the Reclassification. Although the board as a whole recommends that the shareholders vote in favor of the Reclassification for the reasons set forth in "Reasons for the Reclassification" on page 19, no director or executive officer is making any recommendation to the shareholders in his or her individual capacity regarding the shareholders' vote on the Reclassification.

     We considered a number of factors in determining to approve the Reclassification, including the effects described under "-Effects of the Reclassification on CBC Holding Company," "-Effects of the Reclassification on Affiliates" and the relative advantages and disadvantages described under "-Reasons for the Reclassification" and "-Effect of the Reclassification on Shareholders Generally." The board also reviewed the tax and pro forma financial effects of the Reclassification on CBC Holding Company and its shareholders.

     After the Reclassification CBC Holding Company common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the decrease in the expenses related to servicing CBC Holding Company's large number of shareholders holding small positions in CBC Holding Company's stock that would result from the Reclassification. CBC Holding Company's management determined that the Reclassification would result in cost savings of approximately $200,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-reporting corporation, there is no active trading market for the shares of CBC Holding Company's common stock, especially for sales of large blocks of shares, and that CBC Holding Company's shareholders derive little benefit from CBC Holding Company's status as an SEC-reporting corporation. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

     The board considered alternative transactions to accomplish deregistration but ultimately approved the Reclassification. Please read the discussion under "-Alternatives Considered by the Board of Directors" on page 16 for a description of the alternatives considered by the board.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusion as to the substantive fairness of the Rule 13e-3 transaction to all shareholders, including unaffiliated shareholders who will receive Series A Preferred Stock for their shares and unaffiliated shareholders who will retain their shares. The board did not assign any specific weight to the factors listed below, and individual directors may have given differing weight to different factors. Each of the factors described below supported the conclusion of the board of directors that the Reclassification is substantively fair to the shareholders of CBC Holding Company. The board of directors determined that the transaction was fair to the shareholders of CBC Holding Company at a meeting on December 20, 2006.

     -    Equity Interest in CBC Holding Company. All shareholders will continue
          --------------------------------------
          to hold an equity interest in CBC Holding Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of CBC Holding Company. The board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in CBC Holding Company, as would be the case in a cash-out merger or a reverse stock split.

     -    Historical and Current Market Prices of CBC Holding Company's Common
          --------------------------------------------------------------------
          Stock. There is only a limited trading market for CBC Holding
          -----
          Company's common stock. To management's knowledge, CBC Holding Company common stock has traded at prices ranging from $10.00 to $13.50 over the past two years.

     -    Earnings Per Share. Diluted earnings per share will not change from
          ------------------
          $0.99 per share for the nine months ended September 30, 2006 or from $1.21 per share for the year ended December 31, 2005 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. The board viewed the effect on diluted earnings per share as a factor, among others, that supported its conclusion of fairness of the Reclassification because the Series A Preferred shareholders will continue to share in the earnings of CBC Holding Company with the common shareholders. Basic earnings per share on a pro forma basis will increase from $0.99 per share to $1.16 per share for the nine months ended September 30, 2006, and will increase from $1.21 per share to $1.41 per share for the year ended December 31, 2005. Although the board noted basic earnings per share will increase, it did not consider that to be a material factor in determining fairness because earnings will not be available for distribution to the common shareholders unless the Series A Preferred Stock shareholders first receive a 10% greater distribution. As a result, the board believes diluted earnings per share is a more meaningful financial ratio because it includes outstanding shares of Series A Preferred Stock.

     -    Book Value Per Common Equivalent Share. Book value per common
          --------------------------------------
          equivalent share, which includes the Series A Preferred Stock, will decrease approximately 1% from $15.26 on a historical basis to $15.12 on a pro forma basis as of September 30, 2006. The decrease in book value per common equivalent share is due to transaction costs of approximately $103,600. The board viewed the 1% decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock.

     -    Tax Consequences. The board noted that the Reclassification should not
          ----------------
          result in a taxable event for shareholders receiving Series A Preferred Stock and would not result in a taxable event for shareholders retaining their shares of common stock. These tax consequences contributed to the board's recommendation and conclusion as to the fairness of the Reclassification to unaffiliated shareholders who will receive Series A Preferred Stock and those who will retain their shares of common stock following the Reclassification. The board noted that if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See "-Federal Income Tax Consequences of the Reclassification" for more information regarding the tax consequences of the Reclassification.

     -    Loss of Benefits of SEC Registration of Our Stock. After the
          -------------------------------------------------
          Reclassification, neither our common stock nor our Series A Preferred Stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about CBC Holding Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving CBC Holding Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow CBC Holding Company to recover profits realized by its insiders as a result of their trading in CBC Holding Company securities under certain circumstances. The board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about CBC Holding Company and Community Banking Company of Fitzgerald would continue to be publicly available from the FDIC after the Reclassification and that CBC Holding Company would continue to provide its audited financial statements to shareholders provided offsetting benefits.

     SHAREHOLDERS RECEIVING SERIES A PREFERRED STOCK
     -----------------------------------------------

     In making its determination that the Rule 13e-3 transaction was fair to shareholders receiving Series A Preferred Stock, the board considered the relative advantage and disadvantages of the following terms of the Series A Preferred Stock:

          -    Liquidation Preference. In the event of the liquidation or
               ----------------------
               dissolution of CBC Holding Company, before any payment is made to the holders of the common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $15.26 per share. As a result, upon the liquidation or dissolution of CBC Holding Company, the holders of the Series A Preferred Stock will be paid before any payment is made to the common shareholders. Although the board acknowledged that the liquidation preference is not likely to affect shareholders in the near term, it nevertheless viewed it as a benefit to the shareholders receiving Series A Preferred Stock.

          -    Dividend Preference. The holders of the Series A Preferred Stock
               -------------------
               will be entitled to a 10% preference in the distributions of dividends prior to the payment of any dividends to the holders of common stock. This dividend preference means that holders of Series A Preferred Stock will be entitled to receive a full payment of 110% of any dividend declared to the holders of common stock before the common shareholders are entitled to payment. For example, based on our most recent $0.10 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.11 per share before common shareholders could receive any dividend payment. The board viewed the dividend preference as a benefit to the shareholders receiving Series A Preferred Stock.

          -    Conversion to Common Stock on a Change in Control. Immediately
               -------------------------------------------------
               prior to a change in control of CBC Holding Company, the Series A Preferred Stock will convert automatically into shares of common stock. As a result, holders of the Series A Preferred Stock will participate in any value received as a result of any future sale of CBC Holding Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as having a neutral effect on the shareholders receiving Series A Preferred Stock, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the Reclassification takes place or of the class of stock they hold.

          -    Limited Voting Rights. The holders of the Series A Preferred
               ---------------------
               Stock will be entitled to vote only upon a proposed change in control of CBC Holding Company. The holders of the Series A Preferred Stock will not be entitled to vote on the election of directors and will therefore have no influence on the future composition of the board of directors or senior management team of CBC Holding Company. Furthermore, a change in control of CBC Holding Company is not presently contemplated and may never occur. The board noted, however, that the shareholders receiving Series A Preferred Stock currently have limited influence on shareholder votes, because those shareholders only hold an aggregate of approximately 14.6% of our outstanding common stock as of September 30, 2006. The board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock.

     While the board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of Series A Preferred Stock were fair to the shareholders receiving this stock because the Series A Preferred Stock includes a liquidation preference and a 10% dividend preference to the common stock and a conversion provision and voting rights in the event of a proposed change of control of CBC Holding Company. Finally, both the common and Series A Preferred shareholders will continue to have an opportunity to participate in any future growth and earnings of CBC Holding Company.

     SHAREHOLDERS RETAINING COMMON STOCK:
     -----------------------------------

          -    Voting Rights. Holders of our common stock are entitled to one
               -------------
               vote per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of CBC Holding Company and the election of directors. The board viewed these voting rights as a benefit to the shareholders retaining common stock.

          -    Junior in Priority to Series A Preferred Stock. The Series A
               ----------------------------------------------
               Preferred Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of CBC Holding Company. In the event of the liquidation or dissolution of CBC Holding Company, before any payment is made to the holders of common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $15.26 per share. As a result, upon the liquidation or dissolution of CBC Holding Company, the holders of Series A Preferred Stock will be entitled to payment before any payment is made to the holders of common stock. Additionally, the holders of Series A Preferred Stock will be entitled to a 10% preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference of the Series A Preferred Stock as a disadvantage to the shareholders retaining common stock. The board believes the subordination of the common stock to the Series A Preferred Stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

     DETERMINATION OF EXCHANGE RATIO
     -------------------------------

     While the Series A Preferred Stock has limited voting rights, the board determined that the value of the Series A Preferred Stock is equivalent to the value of the common stock because the Series A Preferred Stock converts to common stock immediately prior to a change in control and contains a dividend and liquidation preference to the common stock. This determination was made based on the board's review of the relative rights and preferences of Series A Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series A Preferred Stock or common stock was considered. Specifically, the board weighed subjectively the collective advantages of the Series A Preferred Stock-the existence and amounts of the dividend and, to a lesser extent, liquidation preferences-against the relative advantages of the common stock, such as unlimited voting rights and the resulting right to select CBC Holding Company's board of directors and thereby determine its strategic direction, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes-the general lack of voting power, as mitigated by the right to vote on a proposed change of control, in the case of the Series A Preferred Stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as the voting and consideration payable upon a change in control, the ability to benefit from the expense savings of the Reclassification and share in future growth of CBC Holding Company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Series A Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate.

     Although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the board believes that the value of the Series A Preferred Stock is equivalent to our common stock. Although the Series A Preferred Stock is generally nonvoting, it will enjoy a preference on dividends, which CBC Holding Company has historically paid and plans to continue to pay in the future. The board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series A Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series A Preferred Stock to vote on a change in control of CBC Holding Company, which the board viewed as a mitigating factor with respect to the loss of voting power. The liquidation preference, while an advantage for the Series A Preferred Stock, is not as significant in the banking industry as it is in others, and the board therefore gave it less weight than the other factors it considered in determining the relative balance of the value of the two classes of stock. Because the board believes the value of the Series A Preferred Stock is equivalent to the value of the common stock, the actual cash value of the Shares in each class is immaterial to the determination of the fairness of the Reclassification because those values would be the same. Additionally, an appraisal of the Series A Preferred Stock was not necessary for tax purposes because CBC Holding Company determined that the Reclassification should not be taxable to shareholders receiving Series A Preferred Stock or to shareholders retaining common stock. As a result, the board decided not to seek an independent valuation or appraisal of the Series A Preferred Stock from a financial advisor and did not consider the independent evaluation it received of the common stock.

     In reaching its conclusion that the Rule 13e-3 transaction is substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our net book value ($15.26 per share at September 30, 2006), our going concern value, or the liquidation value of our assets to be material because shareholders are not being "cashed out" in connection with the Reclassification. Shareholders receiving Series A Preferred Stock will continue to hold an equity interest in CBC Holding Company and will participate equally with the holders of common stock on the sale or a change in control of CBC Holding Company. Additionally, the board determined that the overall terms of the Series A Preferred Stock were fair to all of our unaffiliated shareholders. In the board's opinion, the qualitative advantages and disadvantages of the terms of the Series A Preferred Stock are balanced as compared to the rights related to our common stock. Therefore, the board determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series A Preferred Stock.

     The board is not aware of any material contracts, negotiations or transactions, other than as described in "-Background of the Reclassification" on page 17, during the preceding two years for (1) the merger or consolidation of CBC Holding Company into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of CBC Holding Company; (3) a tender offer for any outstanding shares of CBC Holding Company common stock; or (4) the election of directors to our board.

     PROCEDURAL FAIRNESS. The Georgia Business Corporation Code requires shareholder approval of the transactions contemplated by the Reclassification. The vote of a majority of the outstanding shares of CBC Holding Company common stock entitled to vote on the Articles of Amendment to our articles of incorporation will be required to approve the Reclassification. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of CBC Holding Company's shares, including the affiliates of CBC Holding Company, to consider and approve the Reclassification as provided under

Georgia law and the terms of the Reclassification. The board also considered such a provision unnecessary in view of the right of shareholders, whether affiliated or unaffiliated, to dissent from the Reclassification and receive the "fair value" of their shares.

     Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering the fairness of the Reclassification was retained by CBC Holding Company or by a majority of directors who are not employees of CBC Holding Company. CBC Holding Company has not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to CBC Holding Company's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at CBC Holding Company's expense. With respect to unaffiliated shareholders' access to CBC Holding Company's corporate files, the board determined that this proxy statement, together with CBC Holding Company's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Reclassification. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review CBC Holding Company's relevant books and records in its fairness determination. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at CBC Holding Company's expense, the board did not consider these procedures necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of CBC Holding Company, the cost of such procedures, and that most of CBC Holding Company's shareholders live in Ben Hill County, Georgia, and are familiar with CBC Holding Company's operations and management.

     After consideration of the factors described above, the board of directors believes that the Rule 13e-3 transaction is procedurally fair to both unaffiliated shareholders whose shares will convert to Series A Preferred Stock and to those who will retain their shares, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the expense of CBC Holding Company. The Articles of Amendment to our articles of incorporation were unanimously adopted by the directors of CBC Holding Company, including the directors who are not employees of CBC Holding Company. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the Reclassification. The effects of the Reclassification that are particular to our affiliates are set forth under the heading "Effects of the Reclassification on Affiliates" on page 25.

DETERMINATION OF FAIRNESS BY CBC HOLDING COMPANY AFFILIATES

     Affiliates of CBC Holding Company who engaged in the Reclassification include its directors and executive officers, namely: Sidney S. (Buck) Anderson Jr., James Thomas Casper III, Charles A. (Pete) Clark Sr., John T. Croley Jr., A.B.C. (Chip) Dorminy III, John S. Dunn, Lee Phillip Liles, Steven L. Mitchell, James A. Parrott II, George M. Ray, Hulin Reeves Jr., Robert E. Sherrell, John Edward Smith III and Wyndall L. Walters.

     Each CBC Holding Company affiliate believes that the Rule 13e-3 transaction is substantively and procedurally fair to, and in the best interests of, all CBC Holding Company shareholders, including unaffiliated shareholders and shareholders who will receive Series A Preferred Stock and shareholders who will retain their shares of CBC Holding Company common stock. In reaching this conclusion, the affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of CBC Holding Company and adopted such factors, analyses, and conclusions as their own. See "SPECIAL FACTORS-Recommendation of the Board of Directors; Fairness of the Reclassification" on page 31.

SOURCE OF FUNDS AND EXPENSES

     CBC Holding Company will pay all of the expenses related to the Reclassification from existing working capital. We estimate that the expenses of the transaction will be as follows:

          SEC filing fees       $    500
          Legal fees              75,000
          Accounting fees         20,000
          Appraisal fees           2,500
          Printing costs           5,600

              Total             $103,600
                                ========

              PROPOSAL 1: APPROVAL OF THE SERIES A PREFERRED STOCK

     Proposal 1 contains a proposed amendment to our articles of incorporation that would authorize 2,000,000 shares of Series A Preferred Stock with the following relative rights and privileges. Proposal 1 will not be effected unless Proposal 2 is also approved. The board recommends that you vote FOR Proposal 1.

TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     DIVIDEND RIGHTS. Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends, when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 110% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, if CBC Holding Company declared a dividend of $0.10 per share payable to the holders of its common stock, the holders of the Series A Preferred Stock would be entitled to receive a dividend of $0.11 per share before any dividends were paid to the holders of the common stock. CBC Holding Company is not required to pay any dividends on the Series A Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by CBC Holding Company will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

     PERPETUAL STOCK. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets (a "Change in Control"). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with CBC Holding Company's bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     CONVERSION RIGHTS. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

     LIQUIDATION RIGHTS. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

     PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

     REDEMPTION RIGHTS. Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares.


             PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES

     Proposal 2 contains a proposed amendment to our articles of incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A

Preferred Stock as described more fully below. Proposal 2 will not be effected unless Proposal 1 is also approved. The board recommends that you vote FOR Proposal 2.

     STRUCTURE. Proposal 2 provides for the reclassification of CBC Holding Company common stock into shares of Series A Preferred Stock. Shareholders owning fewer than 560 shares of CBC Holding Company common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification, which is the date on which articles of amendment containing the proposed amendments to our articles of incorporation are filed with the Georgia Secretary of State. All other shares of common stock will remain outstanding.

     DETERMINATION OF SHARES "HELD OF RECORD." Shareholders who are the record holders of fewer than 560 shares of CBC Holding Company common stock will receive one share of Series A Preferred Stock for each share of CBC Holding Company common stock they own on the effective date of the Reclassification. A record holder of 560 or more shares will be unaffected. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, Proposal 2 is based on the number of shares held of record without regard to the ultimate control of the shares.

     A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

     As a result, a single shareholder with 560 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 560 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 560 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a "street name" account with a holder holding at least 559 shares.

     LEGAL EFFECTIVENESS. As soon as practicable after shareholder approval, we will file articles of amendment to our articles of incorporation with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of CBC Holding Company common stock who are entitled to receive Series A Preferred Stock in the Reclassification directing them to submit their common stock certificates for exchange. The Reclassification will be effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We anticipate that this will occur in the [_____] quarter of 2007.

     On the effective date of the Reclassification, each shareholder who owns fewer than 560 shares of record immediately prior to the Reclassification will not have any rights as a CBC Holding Company common shareholder and will instead have the rights of a Series A Preferred shareholder.

     EXCHANGE OF STOCK CERTIFICATES FOR SERIES A PREFERRED STOCK. The Letter of Transmittal will provide the means by which shareholders will surrender their CBC Holding Company common stock certificates and obtain the Series A Preferred Stock certificates to which they are entitled. If certificates evidencing CBC Holding Company common stock have been lost or destroyed, CBC Holding Company may, in its sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to CBC Holding Company in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying CBC Holding Company and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact CBC Holding Company as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series A Preferred Stock certificates in the Reclassification. CBC Holding Company will bear these costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION. DO NOT SEND IN YOUR COMMON STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR COMMON STOCK CERTIFICATES PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR SERIES A PREFERRED STOCK CERTIFICATES APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION.


                               DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Business Corporation Code, each CBC Holding Company shareholder, whether or not he or she is eligible to remain a shareholder of CBC Holding Company after the Reclassification, has the right to dissent from Proposal 2, the amendment effecting the reclassification of a portion of our outstanding common stock, and to receive the fair value of his shares in cash. Holders of CBC Holding Company common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     PRELIMINARY PROCEDURAL STEPS. Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the Reclassification is consummated, you must:

     - give to CBC Holding Company, prior to the vote at the meeting with respect to the approval of the Reclassification, written notice of your intent to demand payment for your shares of CBC Holding Company common stock (hereinafter referred to as "shares");

     -    not vote in favor of Proposal 2; and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective time of the Reclassification.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify CBC Holding Company in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     WRITTEN DISSENT DEMAND. Voting against Proposal 2 will not satisfy the written demand requirement. In addition to not voting in favor of Proposal 2, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of Proposal 2 and will not be entitled to assert dissenters' rights.

     Any written objection to Proposal 2 satisfying the requirements discussed above should be addressed to CBC Holding Company, 102 West Roanoke Drive, Fitzgerald, Georgia 31750, Attention: George M. Ray, President, Chief Executive Officer and Chief Executive Officer.

     If the shareholders of CBC Holding Company approve the Reclassification at the meeting, CBC Holding Company must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective time of the Reclassification and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which CBC Holding Company must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     - be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with CBC Holding Company in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the Reclassification. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

     Except as described below, CBC Holding Company must, within 10 days of the later of the effective time of the Reclassification or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount CBC Holding Company estimates to be the fair value of the shares, plus accrued interest from the effective time of the Reclassification. CBC Holding Company's offer of payment must be accompanied by:

     - recent financial statements of CBC Holding Company; CBC Holding Company's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     -    a copy of Article 13 of the Georgia Business Corporate Code.

     If the dissenting shareholder accepts CBC Holding Company's offer by written notice to CBC Holding Company within 30 days after CBC Holding Company's offer, CBC Holding Company must pay for the shares within 60 days after the later of the making of the offer or the effective time of the Reclassification.

     If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, CBC Holding Company must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. CBC Holding Company must send a new Dissenters' Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify CBC Holding Company in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - he or she believes that the amount offered by CBC Holding Company is less than the fair value of his or her shares or that CBC Holding Company has calculated incorrectly the interest due; or

     - CBC Holding Company, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenting shareholder waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies CBC Holding Company of his or her demand in writing within 30 days after CBC Holding Company makes or offers payment for the dissenting shareholder's shares. If CBC Holding Company does not offer payment within 10 days of the later of the Reclassification's effective time or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany CBC Holding Company's payment offer, and CBC Holding Company must provide such information within 10 days after receipt of the written demand. The shareholder may notify CBC Holding Company of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     LITIGATION. If a demand for payment under Section 14-2-1327 remains unsettled, CBC Holding Company must commence a nonjury equity valuation proceeding in the Superior Court of Ben Hill County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If CBC Holding Company does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires CBC Holding Company to pay each dissenting shareholder whose demand remains unsettled the amount demanded. CBC Holding Company is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against CBC Holding Company, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against CBC Holding Company if the court finds CBC Holding Company did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either CBC Holding Company or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against CBC Holding Company, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective time of the Reclassification, regardless of whether notice of the Reclassification and of the right to dissent were given by CBC Holding Company in compliance with the Dissenters' Notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as Appendix B to this proxy statement. If you intend
                            ----------
to dissent from approval of the Reclassification, you should review carefully the text of Appendix B and should also consult with your attorney. We will not
            ----------
give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of CBC Holding Company, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of CBC Holding Company.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Reclassification."

                                INFORMATION ABOUT
                     CBC HOLDING COMPANY AND ITS AFFILIATES

     CBC Holding Company was incorporated as a Georgia corporation on October 15, 1996, for the purpose of becoming a bank holding company. CBC Holding Company became a bank holding company within the meaning of the federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon its acquisition of all of the common stock of Community Banking Company of Fitzgerald, Fitzgerald, Georgia, on October 25, 1996. The principal executive office of CBC Holding Company is located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750, and the telephone number is (229) 423-4321.

     Community Banking Company of Fitzgerald's principal sources of income are interest and fees collected on loans, interest and dividends collected on investments, gains on the sale of loans, and service fees on deposit accounts. Its principal expenses are interest paid on savings, time, NOW and money market deposits, loan loss provision, employee compensation, office expenses, and other overhead expenses.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of CBC Holding Company after completion of the Reclassification will be the same as the directors and executive officers of CBC Holding Company immediately prior to the transaction. The board of directors consists of 14 members elected annually by the shareholders. Following the Reclassification, each director will continue to serve his existing term which expires this year.

     For each director and executive officer of CBC Holding Company, the following table sets forth the person's name; age at December 15, 2006; position with CBC Holding Company; principal occupation for the past five years; and the year the person first became a director or executive officer.

                                   Director   Positions with CBC Holding Company and
Name and Age                       Since(1)   Business Experience for Last Five Years
------------                       ---------  ---------------------------------------
Sidney S. (Buck) Anderson Jr., 70       1996  Chairman of the Board - CBC Holding Company and Community
                                              Banking Company of Fitzgerald; President and General Manager - Dixie
                                              Peanut Company

James Thomas Casper, III, 50            1996  Certified public accountant - Worthington Casper & Stone, CPA, PC

Charles A. (Pete) Clark, Sr. 59         1998  Chief Executive Officer and Owner - C&S Aircraft Service, Inc.; Chief
                                              Executive Officer and Owner - Ewing Dusting Services, Inc.

John T. Croley, Jr., 56                 1996  Secretary and Vice Chairman - CBC Holding Company and Community
                                              Banking Company of Fitzgerald; Attorney - sole practitioner

A.B.C. (Chip) Dorminy, III, 57          1996  President - ABCD Farms, Inc.; CEO - Farmers Quality Peanut Co. and
                                              D&F Grain Co.

John S. Dunn, 61                        1996  Owner - Shep Dunn Construction

Lee Phillip Liles, 56                   1996  Agency Manager - Georgia Farm Bureau Mutual Insurance Co.

Steven L. Mitchell, 48                  1996  Tree Farmer and Co-owner - Irwin Timber Company


                                       45

                                   Director   Positions with CBC Holding Company and
Name and Age                       Since(1)   Business Experience for Last Five Years
------------                       ---------  ---------------------------------------

James A. Parrott, II, 66                1996  Owner - Standard Supply Co. & Building Materials, Inc.

George M. Ray, 59                       1996  President and Chief Executive Officer - CBC Holding Company and
                                              Community Banking Company of Fitzgerald; Chief Financial Officer -
                                              CBC Holding Company

Hulin Reeves, Jr., 55                   1999  Farmer

Robert E. Sherrell, 69                  1996  Attorney - Jay, Sherrell, Smith & Braddy, P.C.

John Edward Smith, III, 57              1996  Attorney - Jay, Sherrell, Smith & Braddy, P.C.

Wyndall L. Walters, 59                  1998  President - Irwin County Motors (d/b/a Fitzgerald Ford Lincoln Mercury)

------------------------
(1)     CBC Holding Company was incorporated in October 1996.  Each of these individuals also serves on the board of directors of Community Banking Company of Fitzgerald.

     During the past five years, none of the above-named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above-named persons is a citizen of the United States, and the business address and telephone number for each of the above-named persons is 102 West Roanoke Drive, Fitzgerald, Georgia 31750, telephone (229) 423-4321.

STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of CBC Holding Company common stock directly and indirectly owned by each director and executive officer of CBC Holding Company, and by all directors and executive officers as a group, as of September 30, 2006. The address for each person named in the table is 102 West Roanoke Drive, Fitzgerald, Georgia 31750. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which is the power to vote or to direct the voting of such security, or "investment power" which is the power to dispose or to direct the disposition of such security. The number of shares indirectly owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                 NUMBER    % OF CLASS    % OF CLASS
                                   OF        BEFORE        AFTER
NAME                             SHARES   TRANSACTION   TRANSACTION   NATURE OF BENEFICIAL OWNERSHIP(1)
-------------------------------  -------  ------------  ------------  -----------------------------------------
Sidney S. (Buck) Anderson, Jr.   106,501        14.55%        17.03%

James Thomas Casper, III          11,130         1.52%         1.78%  105 shares are held by Mr. Casper's
                                                                      daughter.

Charles A. (Pete) Clark, Sr.      11,355         1.55%         1.82%  551 shares are held jointly by
                                                                      Mr. Clark and his son.

John T. Croley, Jr.               27,562         3.42%         4.41%  1,281 shares are held by Mr. Croley


                                       46

                                 NUMBER    % OF CLASS    % OF CLASS
                                   OF        BEFORE        AFTER
NAME                             SHARES   TRANSACTION   TRANSACTION   NATURE OF BENEFICIAL OWNERSHIP(1)
-------------------------------  -------  ------------  ------------  -----------------------------------------

                                                                      for the benefit of his son; 1,281 shares
                                                                      are held by Mr. Croley for the benefit
                                                                      of his grandchildren.

A.B.C. (Chip) Dorminy, III        34,286         4.68%         5.48%  11,025 shares are held by ABCD
                                                                      Farms, Inc. of which Mr. Dorminy is
                                                                      President; 10,473 are held by Mr.
                                                                      Dorminy's wife; 4,410 shares are held
                                                                      in the Emma Myrtice Dorminy Trust.

John S. Dunn                       5,512         0.75%         0.88%

Lee Phillip Liles                  5,925         0.81%         0.95%

Steven L. Mitchell                 7,626         1.04%         1.22%  1,717 shares are held by Mr. Mitchell
                                                                      as custodian for his daughter; 2,602
                                                                      shares are held by Mr. Mitchell as
                                                                      custodian for his son.

James A. Parrott, II               8,378         1.14%         1.34%  110 shares are held by Mr. Parrott's
                                                                      spouse.

George M. Ray(2)                   6,063         0.83%         0.97%

Hulin Reeves, Jr.                  6,756         0.92%         1.08%  771 shares are held by the Estate of
                                                                      Joy Reeves.

Robert E. Sherrell                13,450         1.84%         2.15%

John Edward Smith, III             2,756         0.38%         0.44%

Wyndall L. Walters                 3,169         0.43%         0.51%

ALL DIRECTORS AND EXECUTIVE
OFFICERS, AS A GROUP             250,469         34.2%        40.06%

------------------------
(1)     This column separately describes only those shares of common stock "beneficially owned" which are not held by the reporting person directly or jointly with his spouse.
(2)     Mr. Ray is also an executive officer of CBC Holding Company.

     The percentage of shares beneficially owned by the directors and executive officers of CBC Holding Company after the Reclassification takes effect will depend on the actual number of shares converted to Series A Preferred Stock in the Reclassification. Assuming an aggregate of 106,605 shares are converted to Series A Preferred Stock in the Reclassification, the directors and executive officers will directly or indirectly own an aggregate of approximately 250,469 shares, or approximately 40.1%, of CBC Holding Company's outstanding common stock after the Reclassification.

RECENT AFFILIATE TRANSACTIONS

     During the past two years the following director of CBC Holding Company has purchased or sold shares of CBC Holding Company as set forth below:

                         Number
                        of Shares      Purchase/Sales
Name                 Purchased/(Sold)       Price       Date Purchased
-------------------  ----------------  ---------------  --------------

A.B.C. Dorminy, III               110  $         13.50        12/31/04

MARKET FOR COMMON STOCK

     There is only a limited trading market for CBC Holding Company's common stock, and we expect that the trading market for CBC Holding Company common stock will remain limited after the Reclassification. Any trading activity, as it occurs, takes place in privately negotiated transactions. To our knowledge, our stock has traded at prices ranging from $10.00 to $13.50 per share during
the past two years.   Additionally, we will not take any steps to cause the
shares of CBC Holding Company common stock to become eligible for trading on an automated quotation system operated by a national securities association. CBC Holding Company will not be required to file reports under Section 15(d) of the Securities Exchange Act, and its common stock will not be registered under
Section 12(g) of the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

     CBC Holding Company's articles of incorporation provide for 10,000,000 authorized shares of common stock, $1.00 par value. As of the record date, 731,904 shares of CBC Holding Company common stock were issued and outstanding. We estimate that the number of shares of CBC Holding Company common stock outstanding after the Reclassification will be approximately 625,299. The exact change in the number of outstanding shares will depend on the number of shares that are converted into Series A Preferred Stock.

     The rights of CBC Holding Company shareholders will be governed by the Georgia Business Corporation Code and CBC Holding Company's articles of incorporation and bylaws. Neither CBC Holding Company's articles of incorporation nor its bylaws provide specific approval requirements for business combinations or reorganizations. As a result, these transactions will be governed by the Georgia Business Corporation Code, which generally requires approval by the holders of a majority of the outstanding shares.

     Generally, we may issue additional shares of CBC Holding Company common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. CBC Holding Company common stock will not be subject to liability for further calls or assessments by CBC Holding Company and will not be subject to any redemption, sinking fund or conversion provisions.

     The holders of shares of CBC Holding Company common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. CBC Holding Company may pay dividends in cash, property or shares of common stock, unless CBC Holding Company is insolvent or the dividend payment would render it insolvent.

     Holders of CBC Holding Company common stock will be entitled to one vote per share on all matters requiring a vote of shareholders, including the election of directors.

     CBC Holding Company's articles of incorporation contain indemnification provisions that require it to indemnify under specified circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that the person was or is a director or officer of CBC Holding Company. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have CBC Holding Company advance funds for expenses prior to the final disposition of the proceeding, upon their undertaking to repay CBC Holding Company if it is ultimately determined that they are not entitled to indemnification. In general, CBC Holding Company will indemnify a director or officer if the board of directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of CBC Holding Company and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     CBC Holding Company's articles of incorporation, subject to exceptions, also eliminate the potential personal liability of a director for monetary damages to the shareholders of CBC Holding Company for breach of a duty as a director. There is no elimination of liability for:

     - A breach of duty involving appropriation of a business opportunity of CBC Holding Company;

     - An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     - A transaction from which the director derives an improper material tangible personal benefit; or

     - As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

These provisions of the articles of incorporation do not eliminate or limit the right of a shareholder to seek injunctive or other equitable relief not involving monetary damages.

TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of CBC Holding Company, ranks senior to the common stock and to all other classes and series of equity securities of CBC Holding Company, other than any classes or series of equity securities that CBC Holding Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of CBC Holding Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by CBC Holding Company, including notes and debentures.

     DIVIDEND RIGHTS. Holders of Series A Preferred Stock are entitled to a 10% preference in the distribution of dividends, when and if declared and paid by CBC Holding Company, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 110% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, based on our most recent $0.10 per share dividend payment, holders of Series A Preferred Stock would receive a dividend of $0.11 per share before common shareholders could receive any dividend payment. CBC Holding Company is not required to pay any dividends on the Series A Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by CBC Holding Company will not accumulate to future periods and will not represent a contingent liability of CBC Holding Company.

     PERPETUAL STOCK. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets (a "Change in Control"). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with CBC Holding Company's bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     CONVERSION RIGHTS. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

     LIQUIDATION RIGHTS. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of CBC Holding Company in the event of any liquidation, dissolution or winding-up of CBC Holding Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $15.26 per share.

     PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of CBC Holding Company that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CBC Holding Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

     REDEMPTION RIGHTS. Holders of Series A Preferred Stock have no right to require that CBC Holding Company redeem their shares.

DIVIDEND POLICY
     The holders of shares of CBC Holding Company common stock and Series A Preferred Stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless CBC Holding Company is insolvent or the dividend payment would render it insolvent. CBC Holding Company paid dividends in the amount of $0.10 per share in 2004; $0.17 per share in 2005; and $0.10 per share in 2006.

     Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of Community Banking Company of Fitzgerald and CBC Holding Company, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

LEGAL PROCEEDINGS

     There are no material pending proceedings to which CBC Holding Company is a party or to which any of its properties are subject; nor are there material proceedings known to CBC Holding Company to be contemplated by any governmental authority; nor are there material proceedings known to CBC Holding Company, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of CBC Holding Company, or any associate of the foregoing, is a party or has an interest adverse to CBC Holding Company.

ADDITIONAL INFORMATION

     CBC Holding Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference facility located in Room 1580, 100 F Street, N.E., Washington, D.C. 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail from the SEC at the address above, via telephone at 1-800-SEC-0330, or via the SEC's website at http://www.sec.gov.

     You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated [____________], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of CBC Holding Company common stock in the Reclassification creates any implication to the contrary.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, CBC Holding Company's Consolidated Financial Statements and the Notes thereto included in its Annual Report on Form 10-KSB for the year ended December 31, 2005 its Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the annual report listed above. The portions of our annual and quarterly reports described above are attached as Appendices
                                                                    ----------
C and D to this proxy statement.
-------

                                             --------------------------------------------
                                               As for the nine
                                                 months ended      As for the Year Ended
                                              September 30, 2006     December 31, 2005
                                             --------------------  ----------------------
     Net interest income                     $             2,517                   3,367
     Provision for loan losses                               135                     240
     Other income                                            516                     653
     Other expense                                         2,008                   2,464
     Income taxes                                            297                     432
     Net earnings                            $               728                     884

     PER COMMON SHARE
     Basic earnings per share                $              0.99                    1.21
     Diluted earnings per share                             0.99                    1.21
     Cash dividends declared                                   -                    0.17
     Book value                              $             15.26                   14.34

     AT PERIOD END
     Loans, net                              $            54,949                  54,176
     Earning assets                                                               16,313
     Assets                                               89,751                  87,217
     Deposits                                             78,242                  76,239
     Shareholders' equity                    $            11,171                  10,494
     Common shares outstanding                           731,904                 731,904

     AVERAGE BALANCES
     Loans                                   $            55,216                  53,851
     Earning assets                                       77,789                  77,785
     Assets                                               89,397                  84,673
     Deposits                                             78,246                  74,388
     Shareholders' equity                    $            10,757                   9,921
     Weighted average shares outstanding                 731,904                 731,904

     KEY PERFORMANCE RATIOS
     Return on average assets                               0.81%                   1.04%
     Return on average shareholders' equity                 6.68%                   8.91%
     Dividend payout ratio                                  0.00%                  14.03%
     Average equity to average assets                      12.03%                  11.72%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of September 30, 2006 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2005, and for the nine months ended September 30, 2006 (the "Pro Forma Statements of Operations"), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the transaction occurred at September 30, 2006, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the transaction were completed on January 1, 2005, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by CBC Holding Company following the Reclassification.

     The pro forma information does not purport to represent what CBC Holding Company's results of operations actually would have been if the Reclassification had occurred on January 1, 2005.

                                                    CBC HOLDING COMPANY
                                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    SEPTEMBER 30, 2006
                                                        (UNAUDITED)
                                             (IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------------------------------------------------

                                                               CBC Holding Co.                                   Pro Forma
                                                                 Historical              Pro Forma Adjustments    Combined
                                                                 ----------              ---------------------    --------
                                                                                           Debit     Credit
                                                                                         ---------  ---------
ASSETS
Cash and due from banks                                        $          2,527     (1)                   104  $    2,423

Federal funds sold                                                        5,824     (1)                             5,824
      Cash and cash equivalents                                           8,351                                     8,351
Securities                                                               19,856                                    19,856
Loans (net)                                                              54,949                                    54,949
Goodwill                                                                  1,668                                     1,668
Premises and equipment                                                    1,843                                     1,843
Other assets                                                              3,084                                     3,084
                                                               -----------------                               -----------
          Total assets                                         $         89,751                                $   89,647
                                                               =================                               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
      Non-interest bearing                                     $         10,732                                $   10,732
      Interest bearing                                                   67,510                                    67,510
                                                               -----------------                               -----------
      Total deposits                                                     78,242                                    78,241

Accrued expenses and other liabilities                                      338                                       338
                                                               -----------------                               -----------
          Total liabilities                                              78,580                                    78,580

Shareholders' equity:
Series A Preferred Stock                                                      -     (2)                   107         107
Common stock                                                                732     (2)        107                    732
Additional paid-in capital                                                6,816                                     6,816
Retained earnings                                                         3,663     (1)        104                  3,559

Accumulated other comprehensive income (loss)                               (40)                                      (40)
                                                               -----------------                               -----------
          Total shareholders' equity                                     11,171                                    11,067
                                                               -----------------                               -----------

          Total liabilities and equity                         $         89,751                                $   89,647
                                                               =================                               ===========

(1) Cost of the transaction including $104,000 in filing, legal and other fees
(2)    Assumes the issuance of 106,605 shares of Series A
       Preferred Stock in exchange for 106,605 shares of common stock

Shares outstanding (common and Series A)                                731,904                                   731,904
Book value per common equivalent share                         $          15.26                                $    15.12
                                                               =================                               ===========

See accompanying notes to pro forma consolidated financial statements.

                                             CBC HOLDING COMPANY
                               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                 (UNAUDITED)
                                                 (THOUSANDS)


                                                          CBC Holding Co.
                                                             Historical     Pro Forma Adjustments  Pro Forma
                                                          ----------------  ---------------------  ----------
Interest income                                           $          4,130                         $    4,130
Interest expense                                                     1,477                              1,477
                                                          ----------------                         ----------
      Net interest income                                            2,652                              2,652

Provision for loan losses                                              135                                135
Other income                                                           516                                516
Other expense                                                        2,008                              2,008
                                                          ----------------                         ----------
      Earnings before taxes                                          1,025                              1,025
      Income tax expense                                               297                                297

      Net earnings                                        $            728                         $      728
                                                          ================                         ==========

The proposed transaction would not have an effect on the historical statement of operations of CBC Holding
Company as all transaction costs would be financed with existing non-interest bearing cash.

Basic earnings per share                                  $           0.99                         $     1.16
Diluted earnings per share                                $           0.99                         $     0.99

     See accompanying notes to pro forma consolidated financial statements.

                                             CBC HOLDING COMPANY
                          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 2005
                                                 (UNAUDITED)
                                                 (THOUSANDS)


                                                          CBC Holding Co.
                                                             Historical     Pro Forma Adjustments  Pro Forma
                                                          ----------------  ---------------------  ----------
Interest income                                           $          4,818                         $    4,818
Interest expense                                                     1,451                              1,451
                                                          ----------------                         ----------
      Net interest income                                            3,367                              3,367

Provision for loan losses                                              240                                240
Other income                                                         6,538                              6,538
Other expense                                                        2,464                              2,464
                                                          ----------------                         ----------
      Earnings before taxes                                          1,316                              1,316
      Income tax expense                                               432                                432

      Net earnings                                        $            884                         $      884
                                                          ================                         ==========

The proposed transaction would not have an effect on the historical statement of operations of CBC Holding
Company as all transaction costs would be financed with existing non-interest bearing cash.

Basic earnings per share                                  $           1.21                         $     1.41
Diluted earnings per share                                $           1.21                         $     1.21

See accompanying notes to pro forma consolidated financial statements.

                               CBC HOLDING COMPANY
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS



(1) The unaudited pro forma consolidated balance sheet as of September 30, 2006 and consolidated statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                                   APPENDIX A
                                   ----------
                               CBC HOLDING COMPANY

                            SERIES A PREFERRED STOCK
                 Relative Rights and Preferences and Other Terms
                     As Designated By the Board of Directors


     1.     Designation  and  Initial  Number.  The class of shares of Preferred
            ---------------------------------
Stock hereby authorized shall be designated the "Series A Preferred Stock." As used hereinafter, the term "Preferred Stock" without designation shall refer to shares of Series A Preferred Stock. The initial number of authorized shares of the Preferred Stock shall be 2,000,000 shares.

     2.     Rank.  The  Preferred  Stock,  with  respect  to dividend rights and
            ----
rights of liquidation, dissolution or winding up of the corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation. The relative rights and preferences of the Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors. The Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

     3.     Voting  Rights.  Except  as  provided  by  law,  the  holders of the
            --------------
Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a consolidation or merger of the corporation, a share exchange or a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety (a "Change of Control"). On those matters in which the holders of Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

     4.     Dividend  Rights.  The holders of shares of Series A Preferred Stock
            ----------------
shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount of at least 10% more than the dividends per share paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock, with any amounts in excess of the 10% premium described above being payable at the discretion of the Board of Directors. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

     5.     Redemption  Rights.  None.
            ------------------

     6.     Liquidation  or  Dissolution.  In  the  event  of  any  voluntary or
            ----------------------------
involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of the net book value of the shares of Series A Preferred Stock as determined under generally accepted accounting principles, the amount paid to the holders of Common Stock or the sum of $15.26 per share. To the extent such payment shall have been made in full to the holders of the

Series A Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 2(d).

     7.     Convertibility.  The  Preferred  Stock  shall  automatically convert
            --------------
into shares of the corporation's Common Stock, on the basis of one share of Common Stock for each share of Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Preferred Stock shall be deemed to have converted such shares of Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Preferred
Stock shall be converted into Common Stock pursuant to this Section 7, the shares which are converted shall be cancelled and shall not be issuable by this corporation thereafter.

     8.     Antidilution Adjustments.  If the outstanding shares of Common Stock
            ------------------------
are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Preferred Stock.

     9.     Registration  Rights.  None.
            --------------------

     10.     No  Implied  Limitations.  Nothing herein shall limit, by inference
             ------------------------
or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code , to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Certificate of Incorporation of the corporation.

     11.     General  Provisions.  In  addition  to  the  above  provisions with
             -------------------
respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the corporation's Certificate of Incorporation with respect to preferred stock generally.

     12.     Definitions.  As  used  herein with respect to the Preferred Stock,
             -----------
the  following  terms  have  the  following  meanings:

          a. The term "parity stock" means all series of preferred stock (including but not limited to Preferred Stock) and any other class of stock of the corporation hereafter authorized ranking on a parity with the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

          b. The term "junior stock" shall mean the Common Stock and any other class of stock of the corporation hereafter authorized over which preferred stock, including without limitation the Preferred Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

     13.     Notices.  All  notices  required  or  permitted  to be given by the
             -------
corporation with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

                                   APPENDIX B
                                   ----------

               ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE
                     EXCERPT RELATING TO DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.
As used in this article, the term:
     (1) 'Beneficial shareholder' means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) 'Corporate action' means the transaction or other action by the corporation that creates dissenters rights under Code Section 14-2-1302.
     (3) 'Corporation' means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (4) 'Dissenter' means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
     (5) 'Fair value,' with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
     (6) 'Interest' means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
     (7) 'Record shareholder' means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (8) 'Shareholder' means the record shareholder or the beneficial shareholder.

14-2-1302.
(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
     (1)  Consummation of a plan of merger to which the corporation is a party:
          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:
               (i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;
               (ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and
               (iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or
          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
     (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code
          Section 14-2-604; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.
(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
     (1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:
          (A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
          (B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or
     (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.
     A record shareholder may assert dissenters rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is submitted to a vote at a shareholders meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters rights under this article and be accompanied by a copy of this article.
(b) If corporate action creating dissenters rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters rights that the action was taken and send them the dissenters notice described in Code
     Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters rights:
     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2)  Must not vote his shares in favor of the proposed action.
(b)  A record shareholder who does not satisfy the requirements of subsection
     (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.
(a) If proposed corporate action creating dissenters rights under Code Section 14-2-1302 is authorized at a shareholders meeting, the corporation shall deliver a written dissenters notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
(b) The dissenters notice must be sent no later than ten days after the corporate action was taken and must:
     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
     (4)  Be accompanied by a copy of this article.

14-2-1323.
(a) A record shareholder sent a dissenters notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters notice, is not entitled to payment for his shares under this article.

14-2-1324.
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326
(b) The person for whom dissenters rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.
(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b)  The offer of payment must be accompanied by:
     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders equity for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3)  An explanation of how the interest was calculated;
     (4)  A statement of the dissenter's right to demand payment under Code
          Section 14-2-1327; and
     (5)  A copy of this article.
(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.
(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
     (1)  The shareholder may demand the information required under subsection
(b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                      PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330.
(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the 'Georgia Civil Practice Act,' applies to any proceeding with respect to dissenters rights under this chapter.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.
(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.
     No action by any dissenter to enforce dissenters rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APPENDIX C
                                   ----------

              FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

                                     CBC HOLDING COMPANY
                                 CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
=============================================================================================

                                                                (UNAUDITED)      (AUDITED)
                                                               September 30,    December 31,
ASSETS                                                             2006             2005
                                                              ---------------  --------------
Cash and due from banks                                       $    2,526,528   $   2,239,402
Federal funds sold                                                 5,824,000      10,060,000
                                                              ---------------  --------------
  Total cash and cash equivalents                                  8,350,528      12,299,402
                                                              ---------------  --------------

Securities available for sale, at fair value                      11,275,600       9,244,055
Securities held to maturity, at cost                               8,405,746       6,900,175
Federal Home Loan Bank stock, restricted, at cost                    174,600         169,100

Loans, net of unearned income                                     56,163,111      55,253,791
Less - allowance for loan losses                                  (1,214,567)     (1,077,801)
                                                              ---------------  --------------
  Loans, net                                                      54,948,544      54,175,990
                                                              ---------------  --------------

Cash surrender value life insurance                                2,060,488               -
Bank premises and equipment, net                                   1,842,813       1,898,986
Intangible assets, net of amortization                             1,668,127       1,668,127
Accrued interest receivable                                          904,344         780,058
Other assets                                                         119,904          80,670
                                                              ---------------  --------------
  TOTAL ASSETS                                                $   89,750,694   $  87,216,563
                                                              ===============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                        $   10,731,640   $   9,781,813
  Interest bearing                                                67,509,891      66,457,221
                                                              ---------------  --------------
  Total deposits                                                  78,241,531      76,239,034

Accrued interest payable                                             129,397         124,176
Accrued expenses and other liabilities                               209,010         359,693
                                                              ---------------  --------------
  Total liabilities                                               78,579,938      76,722,903
                                                              ---------------  --------------
Shareholders' Equity:
  Common stock, $1 par value, authorized 10,000,000 shares,
    issued and outstanding 731,904 in 2006 and 2005                  731,904         731,904
  Paid-in capital surplus                                          6,816,170       6,816,170
  Retained earnings                                                3,662,564       3,007,747
  Accumulated other comprehensive income (loss)                      (39,882)        (62,161)
                                                              ---------------  --------------
    Total shareholders' equity                                    11,170,756      10,493,660
                                                              ---------------  --------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $   89,750,694   $  87,216,563
                                                              ===============  ==============

                                                   CBC HOLDING COMPANY
                                            CONSOLIDATED STATEMENTS OF INCOME
                             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                                       (UNAUDITED)
=========================================================================================================================

                                                                Three Months Ended                Nine Months Ended
                                                                   September 30,                    September 30,
                                                           ------------------------------  ------------------------------
                                                                2006            2005            2006            2005
                                                           --------------  --------------  --------------  --------------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                               $    1,154,925  $    1,042,736  $    3,287,675  $    2,915,329
  Interest on securities:
    Taxable income                                                174,902         103,204         505,469         320,092
    Non-taxable income                                              9,849           9,802          29,373          29,809
  Income on federal funds sold                                     62,647          76,583         247,506         186,407
  Other interest and dividend income                               21,162          17,285          59,731          51,163
                                                           --------------  --------------  --------------  --------------
    Total interest and dividend income                          1,423,485       1,249,610       4,129,754       3,502,800
                                                           --------------  --------------  --------------  --------------

INTEREST EXPENSE:
  Deposits                                                        530,576         377,557       1,477,466       1,041,834
                                                           --------------  --------------  --------------  --------------

  Net interest income before provision for loan losses            892,909         872,053       2,652,288       2,460,966
  Less - provision for loan losses                                 45,000          60,000         135,000         180,000
                                                           --------------  --------------  --------------  --------------
      Net interest income after provision for loan losses         847,909         812,053       2,517,288       2,280,966
                                                           --------------  --------------  --------------  --------------

NONINTEREST INCOME:
  Service charges on deposit accounts                             114,301         126,557         339,955         358,224
  Other service charges, commissions and fees                      23,676          36,461          84,476          95,988
  Gain on sale of assets                                                -           8,553               -           8,553
  Other income                                                     33,870           7,286          91,289          23,866
                                                           --------------  --------------  --------------  --------------
    Total noninterest income                                      171,847         178,857         515,720         486,631
                                                           --------------  --------------  --------------  --------------

NONINTEREST EXPENSE:
  Salaries                                                        254,089         229,229         738,019         700,972
  Employee benefits                                                81,154          73,864         252,861         222,069
  Net occupancy expense                                            58,366          49,331         153,901         147,055
  Equipment rental and depreciation of equipment                   40,242          49,614         135,926         145,442
  Other expenses                                                  234,350         213,505         726,881         638,218
                                                           --------------  --------------  --------------  --------------
    Total noninterest expense                                     668,201         615,543       2,007,588       1,853,756
                                                           --------------  --------------  --------------  --------------

INCOME BEFORE INCOME TAXES                                        351,555         375,367       1,025,420         913,841
  Provision for income taxes                                      101,026         123,578         297,414         297,777
                                                           --------------  --------------  --------------  --------------
NET INCOME                                                 $      250,529  $      251,789  $      728,006  $      616,064
                                                           ==============  ==============  ==============  ==============
EARNINGS PER SHARE:
  Basic                                                    $         0.34  $         0.34  $         0.99  $         0.84
                                                           ==============  ==============  ==============  ==============
  Diluted                                                  $         0.34  $         0.34  $         0.99  $         0.84
                                                           ==============  ==============  ==============  ==============

                                              CBC HOLDING COMPANY
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                                  (UNAUDITED)
==============================================================================================================

                                                                                 Nine Months Ended September 30,
                                                                                --------------------------------
                                                                                     2006             2005
                                                                                ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $      728,006   $      616,064
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Provision for loan losses                                                          135,000          180,000
    Depreciation                                                                       134,160          142,570
    Net amortization (accretion) on securities                                         (31,714)          22,732
    Gain on sale of assets                                                                   -           (8,553)
    Change in cash surrender value of life insurance                                (2,060,488)               -
    Changes in accrued income and other assets                                        (163,519)        (225,453)
    Changes in accrued expenses and other liabilities                                 (156,939)         174,470
                                                                                ---------------  ---------------
      Net cash provided by (used in) operating activities                           (1,415,494)         901,830
                                                                                ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in loans to customers                                                    (907,554)      (3,834,317)
  Purchase of available for sale securities                                         (1,705,954)      (1,000,000)
  Proceeds from maturities/calls and paydowns of available for sale securities      (1,242,176)       1,752,137
  Purchase of held to maturity securities                                          (36,973,232)      (5,724,320)
  Proceeds from maturities/calls and paydowns of held to maturity securities        36,449,716        3,378,815
  Purchases of Federal Home Loan Bank stock                                             (5,500)          (1,500)
  Property and equipment expenditures                                                  (77,987)        (141,473)
  Proceeds from sales of property and other real estate                                      -           90,000
                                                                                ---------------  ---------------
      Net cash used in investing activities                                         (4,462,687)      (5,480,658)
                                                                                ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits                                                             2,002,497        2,956,032
  Cash dividends paid                                                                  (73,190)         (73,191)
                                                                                ---------------  ---------------
      Net cash provided by financing activities                                      1,929,307        2,882,841
                                                                                ---------------  ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (3,948,874)      (1,695,987)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                        12,299,402       13,763,791
                                                                                ---------------  ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $    8,350,528   $   12,067,804
                                                                                ===============  ===============

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

(1)  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of CBC Holding Company (the "Company") and its wholly owned subsidiary, Community Banking Company of Fitzgerald (the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.

     The Company was incorporated as a Georgia corporation on October 15, 1996 for the purpose of acquiring all of the issued and outstanding shares of common stock of the Bank. The Bank provides a variety of financial services to individuals and small businesses through its offices in South Georgia. The Bank offers a full range of commercial and personal loans. The Bank makes loans to individuals for purposes such as home mortgage financing, personal vehicles, various consumer purchases and other personal and family needs. The Bank makes commercial loans to businesses for purposes such as providing equipment and machinery purchases, commercial real estate purchases and working capital. The Bank offers a full range of deposit services that are typically available from financial institutions, including NOW accounts, demand, savings and other time deposits. In addition, retirement accounts such as Individual Retirement Accounts are available. All deposit accounts are insured by the FDIC up to the maximum amount currently permitted by law.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information, and with the instructions to Form 10-QSB and Item 310 (b) of Regulation S-B of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. For further information refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the SEC.

(2)  NEW AND PENDING PRONOUNCEMENTS

     There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Company's financial statements.

(3)  OTHER COMPREHENSIVE INCOME

     During the nine months ended September 30, 2006, the Company had unrealized holding gains (losses) on investment securities which were reported as comprehensive income. An analysis of accumulated other comprehensive income since December 31, 2005 follows:

          Accumulated other comprehensive income (loss) at December 31, 2005   $(62,161)
          Other comprehensive income, net of tax:
            Gross change in unrealized gain on securities available for sale     29,854

            Deferred tax effect                                                  (7,575)
                                                                               ---------
              Net change                                                         22,279
          Less: Reclassification adjustment for gains realized
                in net income                                                         -
                                                                                      -
                                                                               ---------
          Accumulated other comprehensive income (loss) at September 30, 2006  $(39,882)
                                                                               ---------

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

(4)  CASH SURRENDER VALUE OF LIFE INSURANCE

     During the first quarter of 2006, the Bank purchased life insurance policies on the Bank's executive officers. The cash value of these policies at September 30, 2006 was $2,060,488. Income earned on the cash surrender value of these policies was $62,440 as of September 30, 2006.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of financial condition as of September 30, 2006 compared to December 31, 2005, and the results of operations for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005 should be read in conjunction with the condensed financial statements and accompanying footnotes appearing in this report.

(1)  Advisory Note Regarding Forward-Looking Statements

The statements contained in this report on Form 10-QSB that are not historical facts are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this report that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us to be materially different from those expressed or implied by such forward-looking statements. Although we believe that our expectations of future performance is based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.

Factors which could cause actual results to differ from expectations include, among other things:

     - the challenges, costs and complications associated with the continued development of our branches;
     - the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us;
     -    our  dependence  on  senior  management;
     - competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services;
     - adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions);
     - changes in deposit rates, the net interest margin, and funding sources;
     -    inflation,  interest  rate,  market,  and  monetary  fluctuations;
     - risks inherent in making loans including repayment risks and value of collateral;
     - the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses;
     -    fluctuations  in  consumer  spending  and  saving  habits;
     -    the  demand  for  our  products  and  services;
     -    technological  changes;
     - the challenges and uncertainties in the implementation of our expansion and development strategies;
     -    the  ability  to  increase  market  share;
     -    the  adequacy of expense projections and estimates of impairment loss;
     - the impact of changes in accounting policies by the Securities and Exchange Commission;
     -    unanticipated  regulatory  or  judicial  proceedings;
     - the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes, banking, securities, and insurance);

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

     - the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
     - the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
     - the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts;
     - other factors described in this report and in other reports we have filed with the Securities and Exchange Commission; and
     -    Our  success  at  managing  the  risks  involved  in  the  foregoing.

a) FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH THE STATEMENT IS MADE TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

CRITICAL ACCOUNTING POLICIES

Allowance for Loan Losses - A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The Bank uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data, and borrowers' operating factors such as cash flows, operating income or loss, etc.

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

Management's periodic evaluation of the adequacy of the allowance also considers impaired loans and takes into consideration the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current economic conditions. While management believes that it has established the allowance in accordance with U.S. generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

FINANCIAL CONDITION

The composition of assets and liabilities for the Company is as follows:

                                             September 30,    December 31,
                                                 2006             2005         $ Change    % Change
                                            ---------------  --------------  ------------  ---------
     ASSETS:
       Cash and due from banks              $    2,526,528   $   2,239,402   $   287,126      12.82%
       Federal funds sold                        5,824,000      10,060,000    (4,236,000)    -42.11%
       Securities available for sale            11,275,600       9,244,055     2,031,545      21.98%
       Securities held to maturity               8,405,746       6,900,175     1,505,571      21.82%
       Loans                                    56,163,111      55,253,791       909,320       1.65%
       Cash surrender value life insurance       2,060,488               -     2,060,488     100.00%
       Total assets                             89,750,694      87,216,563     2,534,131       2.91%
     LIABILITIES:
       Deposits                                 78,241,531      76,239,034     2,002,497       2.63%

       Loan to Deposit Ratio                         71.78%          72.47%

Significant changes in the composition of assets was a decrease in Federal funds sold, which was used to fund increases in loans and securities held to maturity. Another significant increase in total assets was due to the inclusion of cash surrender value life insurance of a BOLI plan covering the officers of the Bank, which was instituted in the first quarter of 2006.

ASSET  QUALITY

The composition of nonperforming assets which includes nonaccruing loans, repossessed collateral and loans for which payments are more than 90 days past due is shown below.

                                                    September 30,    December 31,
                                                        2006             2005
                                                   ---------------  --------------
     Loans on nonaccrual                           $      168,000   $     167,825
     Loans greater than 90 days past due                   39,000         156,486
     Other real estate owned                                    -               -
     Other repossessed collateral                               -               -
                                                   ---------------  --------------

         Total nonperforming assets                $      207,000   $     324,311
                                                   ===============  ==============

     Total nonperforming assets as a percentage
     of total loans (gross) and other real estate            0.37%           0.59%
                                                   ---------------  --------------

At this time, management does not expect any material losses due to the collateral position of these credits. There were no related party loans, which were considered nonperforming at September 30, 2006.

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

A summary of changes in the allowance for loan losses of the Company is as follows:

                                                       % of Loans
                                                       -----------
     Balance at December 31, 2005          $1,077,801        1.95%
                                                       ===========
       Add: Provision for loan losses         135,000
                                           ----------
                                            1,212,801
       Less: Net (charge-offs) recoveries       1,766
                                           ----------
     Balance at September 30, 2006         $1,214,567        2.16%
                                           ----------  ===========

The loan portfolio is reviewed periodically to evaluate the outstanding loans and to measure the performance of the portfolio and the adequacy of the allowance for loan losses. This analysis includes a review of delinquency trends, actual losses and internal credit ratings. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be reasonable. However, because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses of that additional allocations to the allowance will not be required.

The Bank's policy is to place loans on non-accrual status when it appears that the collection of principal and interest in accordance with the terms of the loan is doubtful. Any loan which becomes 90 days past due as to principal or interest is automatically placed on non-accrual. Exceptions are allowed for 90-day past due loans when such loans are well secured and in process of collection.

RESULTS OF OPERATIONS

General

The Company's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate interest income is dependent upon the Bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities.

The following table shows the significant components of Net Income:

                                            Nine Months Ended
                                              September 30,
                                    ------------------------------
                                         2006            2005           $Change         % Change
                                    --------------  --------------  ---------------  --------------
     Interest Income                $    4,129,754  $    3,502,800  $      626,954           17.90%
     Interest Expense                    1,477,466       1,041,834         435,632           41.81%
     Net Interest Income                 2,652,288       2,460,966         191,322            7.77%
     Provision for Loan Losses             135,000         180,000         (45,000)         -25.00%
     Net Income                            728,006         616,064         111,942           18.17%
     Net Income Per Diluted Shares  $         0.99  $         0.84            0.15           18.17%

The increase in net interest income was primarily due to an improved net interest rate margin through the third quarter of 2006 versus the same period of 2005. In addition, the bank was able to continue its monthly provision for loan losses at $15,000 a month for the period ended September 30, 2006 versus a provision of $20,000 a month for the period ended September 30, 2005 due to favorable loan loss experience over the prior 12 months.

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

Composition of other noninterest income is as follows:

                                                        Nine Months Ended
                                                           September 30,
                                                  ------------------------------
                                                       2006            2005           $ Change        % Change
                                                  --------------  --------------  ---------------  --------------
     Service charges on deposit accounts          $      339,955  $      358,224  $      (18,269)          -5.10%
     Other service charges, commissions and fees          84,476          95,988         (11,512)         -11.99%
     Gain on sale of assets                                    -           8,553          (8,553)         100.00%
     Other income                                         91,289          23,866          67,423          282.51%
                                                  --------------  --------------  ---------------  --------------
     Total noninterest income                            515,720         486,631          29,089            5.98%

Service charges on deposit accounts are evaluated against service charges from other banks in the local market and against the Bank's own cost structure in providing the deposit services. The increase in noninterest income is primarily attributable to income derived from interest on cash surrender value life insurance of a BOLI plan covering the officers of the Bank. A BOLI program was instituted early in the first quarter of 2006 to allow the bank to take advantage of preferential tax treatment of the income derived from cash surrender value. Less significant, was an improvement in earnings from commissions on credit life and health insurance products. These improvements were partially offset by decreases in service charge income from deposit accounts due to lower NSF activity.

Composition of other noninterest expense is as follows:

                                                        Nine Months Ended
                                                           September 30,
                                                     ----------------------
                                                        2006        2005     $ Change   % Change
                                                     ----------  ----------  ---------  ---------
     Salaries                                        $  738,019  $  700,972  $ 37,047       5.29%
     Employee benefits                                  252,861     222,069    30,792      13.87%
     Net occupancy expense                              153,901     147,055     6,846       4.66%
     Equipment rental and depreciation of equipment     135,926     145,442    (9,516)     -6.54%
     Other expenses                                     726,881     638,218    88,663      13.89%
                                                     ----------  ----------  ---------  ---------
       Total noninterest expense                      2,007,588   1,853,756   153,832       8.30%

The change in noninterest expense is primarily due to a normal increase in salaries and benefits and higher employee health insurance premiums and other employee related costs. Other increases, considered less significant, included higher expenses of debit card operations due to increased activity, cost of data transmission due to a change to an outsource computer service that was not in effect in first quarter 2005, an increase in promotional and advertising expenses relating to the Bank celebrating its 10th anniversary, higher accruals associated with business occupational taxes, and the institution of an internet banking program that has gained rapid acceptance from our customers.

     Major expenses included in other expenses are as follows:

                                                       Nine Months Ended
                                                         September 30,
                                                      -------------------
                                                         2006      2005
                                                      ---------  --------
     Supplies                                            53,913    49,615
     Director and committtee fees                        68,475    55,800
     Data processing                                    116,652    97,532
     Professional Fees                                   89,994    67,537

                               CBC HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

LIQUIDITY

The Bank's internal and external liquidity resources are considered by management to be adequate to handle expected growth and normal cash flow demands from existing deposits and loans.

The  Bank's  liquid  assets  as  a percentage of total deposits were as follows:

                                                September 30,   December 31,
                                                    2006           2005
                                                --------------  -------------
     Liquid assets as a percentage of deposits          10.67%         16.13%

The Bank's available federal fund lines of credit with correspondent banks and advances outstanding were as follows:

                                              September 30,   December 31,
                                                   2006           2005
                                              --------------  -------------
     Federal funds purchased lines available  $    3,000,000  $   3,000,000
     Federal funds purchased outstanding                   -              -

In addition, the Bank is a member of the Federal Home Loan Bank ("FHLB") and has the ability to get FHLB advances. The Bank had $8,450,000 potentially available advances with the Federal Home Loan Bank at September 30, 2006. At least monthly, management analyzes the level of off-balance sheet commitments such as unfunded loan equivalents, loan repayments, maturity of investment securities, liquid investment and available fund lines in an attempt to minimize the possibility that a potential shortfall will exist.Capital

The following table summarizes the capital position of the Company:

                                     September 30,    December 31,
                                          2006            2005           $ Change        % Change
                                    ---------------  --------------  ---------------  --------------
                                                 -               -                -               -
Total Capital                       $   11,170,756   $  10,493,660   $      677,096            6.45%
Tier 1 Leverage Ratio                        11.05%          10.24%            0.81%           7.91%
Risk Weighted Total Capital Ratio            16.54%          16.45%            0.09%           0.55%
Tier 1 Risk Weighted Capital Ratio           15.79%          15.19%            0.60%           3.95%

The capital of the Company exceeded all prescribed regulatory capital guidelines. Regulations require that the most highly rated banks maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 1 to 2 percentage points. Tier 1 capital consists of common shareholders' equity, less certain intangibles. Regulations require that the Bank maintain a minimum total risk weighted capital ratio of 8%, with one-half of this amount, or 4%, made up of Tier 1 capital. Risk-weighted assets consist of balance sheet assets adjusted by risk category, and off-balance sheet assets or equivalents similarly adjusted.

                                   APPENDIX D
                                   ----------

              FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
                  ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2005


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


Board of Directors
CBC Holding Company and Subsidiary

     We have audited the accompanying consolidated balance sheets of CBC Holding Company and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CBC Holding Company and Subsidiary at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/ Thigpen, Jones, Seaton and Co.
January 27, 2006
Dublin,  Georgia

                           CBC HOLDING COMPANY AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEETS
=======================================================================================

                                                                 As of December 31,
                                                             --------------------------
ASSETS                                                           2005          2004
                                                             ------------  ------------
Cash and due from banks                                      $ 2,239,402   $ 2,976,791
Federal funds sold                                            10,060,000    10,787,000
                                                             ------------  ------------
  Total cash and cash equivalents                             12,299,402    13,763,791
                                                             ------------  ------------

Securities available for sale, at fair value                   9,244,055     7,719,299
Securities held to maturity, at cost                           6,900,175     6,248,958
Federal Home Loan Bank stock, restricted, at cost                169,100       167,600

Loans, net of unearned income                                 55,253,791    53,163,589
Less - allowance for loan losses                              (1,077,801)     (855,612)
                                                             ------------  ------------
  Loans, net                                                  54,175,990    52,307,977
                                                             ------------  ------------

Bank premises and equipment, net                               1,898,986     2,007,772
Intangible assets, net of amortization                         1,668,127     1,668,127
Other real estate                                                      -             -
Accrued interest receivable                                      780,058       559,242
Other assets                                                      80,670        51,084
                                                             ------------  ------------
  TOTAL ASSETS                                               $87,216,563   $84,493,850
                                                             ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                       $ 9,781,813   $ 9,586,184
  Interest bearing                                            66,457,221    64,858,734
                                                             ------------  ------------
  Total deposits                                              76,239,034    74,444,918

Accrued interest payable                                         124,176        95,542
Accrued expenses and other liabilities                           359,693       211,216
                                                             ------------  ------------
  Total liabilities                                           76,722,903    74,751,676
                                                             ------------  ------------

Shareholders' Equity:
  Common stock, $1 par value, authorized 10,000,000 shares,
    issued and outstanding 731,904 in 2005 and 2004              731,904       731,904
  Paid-in capital surplus                                      6,816,170     6,816,170
  Retained earnings                                            3,007,747     2,196,625
  Accumulated other comprehensive loss                           (62,161)       (2,525)
                                                             ------------  ------------
    Total shareholders' equity                                10,493,660     9,742,174
                                                             ------------  ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $87,216,563   $84,493,850
                                                             ============  ============

          See Accompanying Notes to Consolidated Financial Statements

                                          CBC HOLDING COMPANY AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
======================================================================================================================

                                                                                         ACCUMULATED
                                                          PAID-IN                           OTHER
                                           COMMON         CAPITAL         RETAINED      COMPREHENSIVE
                                           STOCK          SURPLUS         EARNINGS      INCOME (LOSS)       TOTAL
                                       --------------  --------------  --------------  ---------------  --------------
BALANCE, DECEMBER 31, 2002             $      731,904  $    6,816,170  $   1,179,008          126,662   $   8,853,744
    Cash dividends                                  -               -        (73,190)               -   $     (73,190)
  Comprehensive income:
    Net income                                      -               -        484,393                -         484,393
    Valuation allowance adjustment on
      securities available for sale                 -               -              -          (78,143)        (78,143)
                                                                                                        --------------
        Total comprehensive income                                                                            333,060
                                       --------------  --------------  --------------  ---------------  --------------
BALANCE, DECEMBER 31, 2003                    731,904       6,816,170      1,590,211           48,519       9,186,804
    Cash dividends                                  -               -        (73,190)               -         (73,190)
  Comprehensive income:
    Net income                                      -               -        679,604                -         679,604
    Valuation allowance adjustment on
      securities available for sale                 -               -              -          (51,044)        (51,044)
                                                                                                        --------------
        Total comprehensive income                                                                            555,370
                                       --------------  --------------  --------------  ---------------  --------------
BALANCE, DECEMBER 31, 2004                    731,904       6,816,170      2,196,625           (2,525)      9,742,174
    Cash dividends                                  -               -        (73,191)               -         (73,191)
  Comprehensive income:
    Net income                                      -               -        884,313                -         884,313
    Valuation allowance adjustment on
      securities available for sale                 -               -              -          (59,636)        (59,636)
                                                                                                        --------------
        Total comprehensive income                                                                            751,486
                                       --------------  --------------  --------------  ---------------  --------------
BALANCE, DECEMBER 31, 2005             $      731,904  $    6,816,170  $   3,007,747   $      (62,161)  $  10,493,660
                                       ==============  ==============  ==============  ===============  ==============

          See Accompanying Notes to Consolidated Financial Statements

                                  CBC HOLDING COMPANY AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF INCOME
======================================================================================================

                                                                     Years Ended December 31,
                                                           -------------------------------------------
                                                               2005           2004           2003
                                                           -------------  -------------  -------------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                               $   3,969,842  $   3,529,639  $   3,534,981
  Interest on securities:
    Taxable income                                               448,412        319,576        234,188
    Non-taxable income                                            39,596         69,022        102,740
  Income on federal funds sold                                   291,993         91,855        104,514
  Other interest income                                           68,359         60,213         33,512
                                                           -------------  -------------  -------------
    Total interest and dividend income                         4,818,202      4,070,305      4,009,935
                                                           -------------  -------------  -------------

INTEREST EXPENSE:
  Deposits                                                     1,450,925      1,139,738      1,375,046
                                                           -------------  -------------  -------------

  Net interest income before provision for loan losses         3,367,277      2,930,567      2,634,889
  Less - provision for loan losses                               240,000        240,000        356,500
                                                           -------------  -------------  -------------
      Net interest income after provision for loan losses      3,127,277      2,690,567      2,278,389
                                                           -------------  -------------  -------------

NONINTEREST INCOME:
  Service charges on deposit accounts                            482,422        458,656        432,019
  Other service charges, commissions and fees                    126,587         72,376        107,722
  Gain on sales / calls of investment securities                       -          1,748          2,166
  Gain on sales of assets                                          8,553              -              -
  Other income                                                    35,798         56,662         27,821
                                                           -------------  -------------  -------------
    Total noninterest income                                     653,360        589,442        569,728
                                                           -------------  -------------  -------------

NONINTEREST EXPENSE:
  Salaries                                                       933,031        888,758        836,035
  Employee benefits                                              298,785        286,089        247,507
  Net occupancy expense                                          185,817        197,873        196,739
  Equipment rental and depreciation of equipment                 188,014        192,088        165,269
  Other expenses                                                 858,461        764,825        731,070
                                                           -------------  -------------  -------------
    Total noninterest expense                                  2,464,108      2,329,633      2,176,620
                                                           -------------  -------------  -------------

INCOME BEFORE INCOME TAXES                                     1,316,529        950,376        671,497
  Provision for income taxes                                     432,216        270,772        187,104
                                                           -------------  -------------  -------------
NET INCOME                                                 $     884,313  $     679,604  $     484,393
                                                           =============  =============  =============

EARNINGS PER SHARE:
  Basic                                                    $        1.21  $        0.93  $        0.66
                                                           =============  =============  =============
  Diluted                                                  $        1.21  $        0.93  $        0.66
                                                           =============  =============  =============

          See Accompanying Notes to Consolidated Financial Statements

                                        CBC HOLDING COMPANY AND SUBSIDIARY
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
=================================================================================================================

                                                                               Years Ended December 31,
                                                                   ---------------------------------------------
                                                                        2005            2004            2003
                                                                   --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $     884,313   $     679,604   $     484,393
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses                                            240,000         240,000         356,500
    Depreciation                                                         184,358         187,915         160,773
    Gain on sales of fixed assets                                         (8,553)              -               -
    Net (accretion) amortization on securities                           (26,763)        210,903          70,624
    Gain on sales / calls of investment securities                             -          (1,748)         (2,166)
    Changes in accrued income and other assets                          (248,402)         45,242         (24,124)
    Changes in accrued expenses and other liabilities                    207,833          41,770         (27,107)
                                                                   --------------  --------------  --------------
      Net cash provided by operating activities                        1,232,786       1,403,686       1,018,893
                                                                   --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in loans to customers                                    (2,118,513)       (556,788)     (3,186,801)
  Purchase of available for sale securities                           (3,495,539)     (4,424,945)     (4,100,783)
  Proceeds from maturities/calls of available for sale securities      1,869,490       3,644,785       2,852,055
  Purchase of held to maturity securities                             (5,959,758)     (1,498,449)     (7,214,641)
  Proceeds from maturities/calls of held to maturity securities        5,346,239       1,000,000       4,034,672
  Purchases of Federal Home Loan Bank stock                               (1,500)         (1,700)              -
  Proceeds from redemption of Federal Home Loan Bank stock                     -               -          59,100
  Property and equipment expenditures                                   (155,885)       (190,225)       (295,331)
  Proceeds from sales of fixed assets                                     88,866               -               -
  Proceeds from sales of repossessed assets                                8,500          99,971          40,000
                                                                   --------------  --------------  --------------
      Net cash used in investing activities                           (4,418,100)     (1,927,351)     (7,811,729)
                                                                   --------------  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits                                               1,794,116         125,737      10,227,013
  Cash dividends paid                                                    (73,191)        (73,190)        (73,190)
                                                                   --------------  --------------  --------------
      Net cash provided by financing activities                        1,720,925          52,547      10,153,823
                                                                   --------------  --------------  --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (1,464,389)       (471,118)      3,360,987
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          13,763,791      14,234,909      10,873,922
                                                                   --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, END OF YEAR                             $  12,299,402   $  13,763,791   $  14,234,909
                                                                   ==============  ==============  ==============

          See Accompanying Notes to Consolidated Financial Statements

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     1.   PRINCIPLES  OF  CONSOLIDATION  - The consolidated financial statements
          -----------------------------
          include the accounts of CBC Holding Company (the "Company") and its wholly owned subsidiary, Community Banking Company of Fitzgerald (the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.

     2.   REPORTING  ENTITY  -  The  Company  was  incorporated  as  a  Georgia
          -----------------
          corporation on October 15, 1996 for the purpose of acquiring all of the issued and outstanding shares of common stock of the Bank. The Bank provides a variety of financial services to individuals and small businesses through its office in South Georgia. The Bank offers a full range of commercial and personal loans. The Bank makes loans to individuals for purposes such as home mortgage financing, personal vehicles and various consumer purchases and other personal and family needs. The Bank makes commercial loans to businesses for purposes such as providing equipment and machinery purchases, commercial real estate purchases and working capital. The Bank offers a full range of deposit services that are typically available from financial institutions, including NOW accounts, demand, savings and other time deposits. In addition, retirement accounts such as Individual Retirement Accounts are available. All deposit accounts are insured by the FDIC up to the maximum amount currently permitted by law.

               The consolidated financial statements include the accounts of the Company and the Bank. All material intercompany accounts and transactions have been eliminated in consolidation.

     3.   SECURITIES- The classification of securities is determined at the date
          ----------
          of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis.

          Securities available for sale, primarily debt securities, are recorded at fair value with unrealized gains or losses (net of tax effect) excluded from earnings and reported as a component of shareholders' equity. Securities available for sale will be used as a part of the Company's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, and other factors.

          Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

          The market value of securities is generally based on quoted market prices. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

          Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     4.   LOANS  AND  INTERESTINCOME  - Loans are stated at the amount of unpaid
          --------------------------
          principal, reduced by net deferred loan fees, unearned discounts and a valuation allowance for possible loan losses. Interest on simple interest installment loans and other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are generally placed on non-accrual status when full payment of principal or interest is in doubt, or when they are past due 90 days as to either principal or interest. Senior management may grant a waiver from non-accrual status if a past due loan is well secured and in process of collection. A non-accrual loan may be restored to accrual status when all principal and interest amounts contractually due, including payments in arrears, are reasonably assured of repayment within a reasonable period, and there is a sustained period of performance by the borrower in accordance with the contractual terms of the loan. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     5.   ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is available
          -------------------------
          to absorb losses inherent in the credit extension process. The entire allowance is available to absorb losses related to the loan and lease

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

          portfolio and other extensions of credit, including off-balance sheet credit exposures. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off amounts are credited to the allowance for loan losses. Additions to the allowance for loan losses are made by charges to the provision for loan losses.

          The allowance for loan losses is maintained at a level, which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

          A loan is considered impaired when, based on current information and events, it is probable that a creditor will not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans, which have been identified as impaired, have been measured by the fair value of existing collateral.

          Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

     6.   PREMISES  AND  EQUIPMENT  - Premises and equipment are stated at cost,
          ------------------------
          less accumulated depreciation. Depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses from disposition of property are reflected in operations and the asset account is reduced.

     7.   OTHER  REAL  ESTATE  OWNED  -  Other  real  estate  owned,  acquired
          --------------------------
          principally through foreclosure, is stated at the lower of cost or net realizable value. Loan losses incurred in the acquisition of these properties are charged against the allowance for possible loan losses at the time of foreclosure. Subsequent write-downs of other real estate owned are charged against the current period's expense.

     8.   INTANGIBLE  ASSETS  -  Prior to 2002, goodwill was amortized using the
          ------------------
          straight-line method over fifteen years. The original amount of goodwill was $2,692,939 with accumulated amortization at December 31, 2005 and 2004 of $1,024,812, resulting in an unamortized balance of $1,668,127. No amortization was charged to operations during any of the years ended December 31, 2005, 2004 and 2003. Financial Accounting Standard 142 became effective for the year ending December 31, 2002. Under this Standard, goodwill with an indefinite life is not amortized, but evaluated annually for impairment and to determine if its life is still indefinite. At December 31, 2005, this asset had no impairment and still had an indefinite life; accordingly, no amortization is recorded for the year.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     9.   INCOME TAXES - The Company reports income under Statement of Financial
          ------------
          Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

          The Company and the Bank file a consolidated income tax return. The Bank computes its income tax expense as if it filed an individual return except that it does not receive any portion of the surtax allocation. Any benefits or disadvantages of the consolidation are absorbed by the parent company. The Bank pays its allocation of federal income taxes to the parent company or receives payment from the parent company to the extent that tax benefits are realized.

     10.  CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash
          -------------------------
          and cash equivalents include cash on hand, amounts due from banks, highly liquid debt instruments purchased with an original maturity of three months or less, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     11.  USE  OF  ESTIMATES  -  The  preparation  of  financial  statements  in
          ------------------
          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

          The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

          While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

     12.  ADVERTISING  COSTS  -  It  is  the  policy  of  the Company to expense
          ------------------
          advertising costs as they are incurred. The Company does not engage in any direct-response advertising and accordingly has no advertising costs reported as assets on its balance sheet. Amounts charged to advertising expense for the years ended December 31, 2005, 2004 and 2003 were $43,519, $39,123 and $42,810, respectively.

     13.  EARNINGS PER COMMON SHARE - Basic earnings per share represents income
          -------------------------
          available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

          Earnings per common share have been computed based on the following:

                                                                        Years Ended December 31,
                                                              -------------------------------------------
                                                                  2005           2004           2003
                                                              -------------  -------------  -------------
     Net income                                               $     884,313  $     679,604  $     484,393
       Less:  Preferred stock dividends                                   -              -              -
                                                              -------------  -------------  -------------
       Net income applicable to common stock                  $     884,313  $     679,604  $     484,393
                                                              =============  =============  =============
       Average number of common shares outstanding                  731,904        731,904        731,904
       Effect of dilutive options, warrants, etc.                         -              -              -
                                                              -------------  -------------  -------------
       Average number of common shares outstanding
         used to calculate diluted earnings per common share        731,904        731,904        731,904
                                                              =============  =============  =============

     14.  COMPREHENSIVE  INCOME  -  The  Corporation  adopted  SFAS  No.  130,
          ---------------------
          "Reporting Comprehensive Income" as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Corporation's net income or shareholders' equity.

          The components of other comprehensive income and related tax effects are as follows:

                                                        Years Ended December 31,
                                            ----------------------------------------------
                                                 2005            2004            2003
                                            --------------  --------------  --------------
     Unrealized holding losses on
       available-for-sale securities        $     (90,358)  $     (75,591)  $    (116,232)
     Reclassification adjustment for gains
       realized in income                               -          (1,748)         (2,166)
                                            --------------  --------------  --------------
     Net unrealized losses                        (90,358)        (77,339)       (118,398)
     Tax effect                                    30,722          26,295          40,255
                                            --------------  --------------  --------------
     Net-of-tax amount                      $     (59,636)  $     (51,044)  $     (78,143)
                                            ==============  ==============  ==============

     15.  RECLASSIFICATIONS  -  Certain  accounts  in  the  prior-year financial
          -----------------
          statements have been reclassified to conform to the presentation of current-year financial statements.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

B.   INVESTMENT SECURITIES
     ---------------------

     Debt and equity securities have been classified in the balance sheet according to management's intent. The following table reflects the amortized cost and estimated market values of investments in debt and equity securities held at December 31, 2005 and 2004. In addition, gross unrealized gains and gross unrealized losses are disclosed as of December 31, 2005 and 2004.

     The  book  and  market  values  of  securities  AVAILABLE  FOR  SALE  were:

                                                    AMORTIZED   UNREALIZED    UNREALIZED     ESTIMATED
                                                       COST        GAINS        LOSSES     MARKET VALUE
                                                    ----------  -----------  ------------  -------------
     DECEMBER 31, 2005
     Non-mortgage backed debt securities of:
       U.S. Agencies                                $5,980,044  $         -  $   (83,294)  $   5,896,750
       State and Political subdivisions                921,972        4,870            -         926,842
       Other debt securities                         1,000,000            -            -       1,000,000
                                                    ----------  -----------  ------------  -------------
         Total non-mortgage backed debt securities   7,902,016        4,870      (83,294)      7,823,592
     Mortgage backed securities                      1,436,223        2,480      (18,240)      1,420,463
                                                    ----------  -----------  ------------  -------------
           Total                                    $9,338,239  $     7,350  $  (101,534)  $   9,244,055
                                                    ==========  ===========  ============  =============

     DECEMBER 31, 2004
     Non-mortgage backed debt securities of:
       U.S. Agencies                                $4,500,070  $         -  $   (36,270)  $   4,463,800
       State and Political subdivisions              1,428,008       25,418            -       1,453,426
       Other debt securities                         1,000,000            -            -       1,000,000
                                                    ----------  -----------  ------------  -------------
         Total non-mortgage backed debt securities   6,928,078       25,418      (36,270)      6,917,226
     Mortgage backed securities                        795,047        7,026            -         802,073
                                                    ----------  -----------  ------------  -------------
           Total                                    $7,723,125  $    32,444  $   (36,270)  $   7,719,299
                                                    ==========  ===========  ============  =============

     The book and market values of securities HELD TO MATURITY were:

                                               AMORTIZED   UNREALIZED    UNREALIZED     ESTIMATED
                                                  COST        GAINS        LOSSES     MARKET VALUE
                                               ----------  -----------  ------------  -------------
     DECEMBER 31, 2005
     Non-mortgage backed debt securities of:
       U.S. Agencies                           $5,473,578  $     8,200  $   (73,378)  $   5,408,400
     Mortgage backed securities                 1,426,597            -      (44,364)      1,382,233
                                               ----------  -----------  ------------  -------------
           Total                               $6,900,175  $     8,200  $  (117,742)  $   6,790,633

     DECEMBER 31, 2004
     Non-mortgage backed debt securities of:
       U.S. Agencies                           $4,335,484  $    14,344  $    (7,590)  $   4,342,238
     Mortgage backed securities                 1,913,474            -      (23,317)      1,890,157
                                               ----------  -----------  ------------  -------------
           Total                               $6,248,958  $    14,344  $   (30,907)  $   6,232,395
                                               ==========  ===========  ============  =============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

The book and market values of pledged securities were $12,211,353 and $12,201,865 at December 31, 2005, respectively and $11,313,700 and $11,295,617 at  December  31,  2004,  respectively.

The amortized cost and estimated market value of debt securities held to maturity and available for sale at December 31, 2005 and 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                AVAILABLE FOR SALE
                                          ------------------------------
                                                             Estimated
DECEMBER 31, 2005                         Amortized Cost   Market Value
                                          ---------------  -------------
Non-mortgage backed securities:
  Due in one year or less                 $     2,486,730  $   2,465,250
  Due after one year through five years         5,415,286      5,358,342
  Due after five years through ten years                -              -
  Due after ten years                                   -              -
                                          ---------------  -------------
    Total non-mortgage backed securities        7,902,016      7,823,592
Mortgage backed securities                      1,436,223      1,420,463
                                          ---------------  -------------
    Total                                 $     9,338,239  $   9,244,055
                                          ===============  =============

                                                             Estimated
DECEMBER 31, 2004                         Amortized Cost   Market Value
                                          ---------------  -------------
Non-mortgage backed securities:
  Due in one year or less                 $       500,084  $     500,269
  Due after one year through five years         5,426,289      5,415,557
  Due after five years through ten years        1,001,705      1,001,400
  Due after ten years                                   -              -
                                          ---------------  -------------
    Total non-mortgage backed securities        6,928,078      6,917,226
Mortgage backed securities                        795,047        802,073
                                          ---------------  -------------
    Total                                 $     7,723,125  $   7,719,299
                                          ===============  =============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                  HELD TO MATURITY
                                            ------------------------------
                                                               Estimated
DECEMBER 31, 2005                           Amortized Cost   Market Value
                                            ---------------  -------------
Non-mortgage backed securities:
  Due in one year or less                   $             -  $           -
  Due after one year through five years           4,987,928      4,914,550
  Due after five years through ten years            485,650        493,850
  Due after ten years                                     -              -
                                            ---------------  -------------
    Total non-mortgage backed securities          5,473,578      5,408,400
Mortgage backed securities                        1,426,597      1,382,233
                                            ---------------  -------------
    Total                                   $     6,900,175  $   6,790,633
                                            ===============  =============

                                                               Estimated
DECEMBER 31, 2004                           Amortized Cost   Market Value
                                            ---------------  -------------
Non-mortgage backed securities:
  Due in one year or less                   $     1,499,761  $   1,496,648
  Due after one year through five years           1,989,843      1,988,300
  Due after five years through ten years            483,404        495,500
  Due after ten years                               362,476        361,790
                                            ---------------  -------------
    Total non-mortgage backed securities          4,335,484      4,342,238
Mortgage backed securities                        1,913,474      1,890,157
                                            ---------------  -------------
    Total                                   $     6,248,958  $   6,232,395
                                            ===============  =============

The market value is established by an independent pricing service as of the approximate dates indicated. The differences between the book value and market value reflect current interest rates and represent the potential loss (or gain) had the portfolio been liquidated on that date. Security losses (or gains) are realized only in the event of dispositions prior to maturity.

At December 31, 2005 and 2004, the Company did not hold investment securities of any single issuer, other than obligations of the U. S. Treasury and other U. S. Government agencies, whose aggregate book value exceeded ten percent of shareholders' equity.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

Information pertaining to securities with gross unrealized losses at December 31, 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

                                                         December 31, 2005
                                        ------------------------------------------------------
                                          Less Than Twelve Months    More Than Twelve Months
                                        --------------------------  --------------------------
                                        Unrealized     Estimated    Unrealized     Estimated
SECURITIES AVAILABLE FOR SALE             Losses     Market Value     Losses     Market Value
--------------------------------------  -----------  -------------  -----------  -------------
Non-mortgage backed debt securities of
  U.S. agencies                         $     7,239  $   1,975,050  $    65,364  $   2,933,700
Mortgage backed securities                   17,581      1,133,151          659        130,419
                                        -----------  -------------  -----------  -------------
      Total                             $    24,821  $   3,108,201  $    66,023  $   3,064,119
                                        ===========  =============  ===========  =============

SECURITIES HELD TO MATURITY
--------------------------------------
Non-mortgage backed debt securities of
  U.S. agencies                         $    51,522  $   3,940,650  $    32,547  $   1,461,900
Mortgage backed securities                    1,715        200,292       42,649      1,181,941
                                        -----------  -------------  -----------  -------------
      Total                             $    53,237  $   4,140,942  $    75,195  $   2,643,841
                                        ===========  =============  ===========  =============

                                                         December 31, 2004
                                        ------------------------------------------------------
                                          Less Than Twelve Months    More Than Twelve Months
                                        --------------------------  --------------------------
                                        Unrealized     Estimated    Unrealized     Estimated
SECURITIES AVAILABLE FOR SALE             Losses     Market Value     Losses     Market Value
--------------------------------------  -----------  -------------  -----------  -------------
Non-mortgage backed debt securities of
  U.S. agencies                         $    37,646  $   3,964,250  $         -  $           -
Mortgage backed securities                        -              -        2,713        274,502
                                        -----------  -------------  -----------  -------------
      Total                             $    37,646  $   3,964,250  $     2,713  $     274,502
                                        ===========  =============  ===========  =============

SECURITIES HELD TO MATURITY
--------------------------------------
Non-mortgage backed debt securities of
  U.S. agencies                               7,590      2,847,187            -              -
Mortgage backed securities                   11,727        823,421       11,590      1,066,737
                                        -----------  -------------  -----------  -------------
      Total                             $    19,317  $   3,670,608  $    11,590  $   1,066,737
                                        ===========  =============  ===========  =============

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2005, no debt securities have unrealized losses with aggregate depreciation of 5% from the Company's amortized cost basis. In analyzing an issuer's financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts' reports. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

C.   LOANS
     -----

     The following is a summary of the loan portfolio by principal categories at December 31, 2005 and 2004:

                                            2005             2004
                                       ---------------  ---------------
     Commercial                        $   17,092,791   $   18,186,589
     Real estate - Commercial               9,087,000        9,087,000
     Real estate - Construction               733,000           93,000
     Real estate - Mortgage                19,598,000       17,114,000
     Farm loans                               309,000                -
     Installment loans to individuals       8,434,000        8,683,000
                                       ---------------  ---------------
       Total Loans                         55,253,791       53,163,589
     Less:
       Allowance for loan losses           (1,077,801)        (855,612)
                                       ---------------  ---------------
         Loans, net                    $   54,175,990   $   52,307,977
                                       ===============  ===============

     Overdrafts included in loans were $201,007 and $157,343 at December 31, 2005 and 2004, respectively.

D.   ALLOWANCE FOR LOAN LOSSES
     ----------------------------

     A summary of changes in allowance for loan losses of the Company for the years ended December 31, 2005, 2004 and 2003 is as follows:

                                                        2005             2004             2003
                                                   ---------------  ---------------  ---------------
     Beginning Balance                             $      855,612   $      780,566   $      606,601
     Add - Provision for possible loan losses             240,000          240,000          356,500
                                                   ---------------  ---------------  ---------------
       Subtotal                                         1,095,612        1,020,566          963,101
                                                   ---------------  ---------------  ---------------
     Less:
       Loans charged off                                   58,030          180,598          207,354
       Recoveries on loans previously charged off         (40,219)         (15,644)         (24,819)
                                                   ---------------  ---------------  ---------------
         Net loans charged off                             17,811          164,954          182,535
                                                   ---------------  ---------------  ---------------
     Balance, end of year                          $    1,077,801   $      855,612   $      780,566
                                                   ===============  ===============  ===============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                         December 31,
                                                                  ----------------------------
                                                                      2005           2004
                                                                  -------------  -------------
     Impaired loans without a valuation allowance                 $           -  $           -
     Impaired loans with a valuation allowance                                -              -
                                                                  -------------  -------------
     Total impaired loans                                         $           -  $           -
                                                                  =============  =============
     Valuation allowance related to impaired loans                $           -  $           -

     Total non-accrual loans                                      $     167,825  $     182,000
     Total loans past-due ninety days or more and still accruing  $     156,486  $     156,000

                                                             Years Ended December 31,
                                                   -------------------------------------------
                                                       2005           2004           2003
                                                   -------------  -------------  -------------
     Average investment in impaired loans          $           -  $           -  $           -
     Interest income recognized on impaired loans  $           -  $           -  $           -
     Interest income recognized on a cash
       basis on impaired loans                     $           -  $           -  $           -

E.   BANK PREMISES AND EQUIPMENT
     ------------------------------

     The following is a summary of asset classifications and depreciable lives for the Bank as of December 31 2005 and 2004:

                                                Useful Lives (Years)          2005                   2004
                                                --------------------  ---------------------  ---------------------
     Land                                                             $            565,000   $            587,048
     Banking house and improvements                     8-40                     1,396,249              1,399,617
     Equipment, furniture and fixtures                  5-10                       843,155                772,203
     Software and capitalized conversion costs           3                         183,676                157,915
                                                                      ---------------------  ---------------------
       Total                                                                     2,988,080              2,916,783
     Less - accumulated depreciation                                            (1,089,094)              (909,011)
                                                                      ---------------------  ---------------------
         Bank premises and equipment, net                             $          1,898,986   $          2,007,772
                                                                      =====================  =====================

     Depreciation included in operating expenses amounted to $184,358, $187,915 and $160,773 in 2005, 2004 and 2003 respectively.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

F.   DEPOSITS
     --------

     The aggregate amount of time deposits exceeding $100,000 at December 31, 2005 and 2004 was $13,440,361 and $13,225,826, respectively, and the Bank had deposit liabilities in NOW accounts of $16,731,392 and $15,335,940 at December 31, 2005 and 2004, respectively.

     At December 31, 2005, the scheduled maturities of time deposits are as follows:

     2006                                                      $  20,994,288
     2007                                                          6,823,642
     2008                                                          5,697,759
     2009                                                            841,026
     2010 and thereafter                                             483,860
                                                               -------------
       Total time deposits                                     $  34,840,575
                                                               =============

G.   SHORT-TERM BORROWINGS
     ----------------------

     The Bank had a line of credit for federal funds purchased of $3,000,000 with correspondent institutions as of December 31, 2005. At December 31, 2005, there was no outstanding balance on this line of credit.

     The Bank had no advances on a line of credit of $8,450,000 from the Federal Home Loan Bank (FHLB) at December 31, 2005 and 2004. Stock in FHLB, with a carrying value of $169,100 at December 31, 2005 was pledged to FHLB as collateral in the event the Bank requests future advances. The Bank is required to maintain a minimum investment in FHLB stock of the greater of 1% of total mortgage assets or .3% of total assets while the advance agreement is in effect.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

H.   INCOME TAXES
     -------------

     The provision for income taxes for the year ended December 31, 2005, 2004 and 2003 are as follows:

                                             2005           2004           2003
                                        --------------  -------------  -------------
     Current tax expense                $     444,425   $     228,959  $     177,250
     Deferred tax expense (benefit)           (12,209)         41,813          9,854
                                        --------------  -------------  -------------
       Net provision for income taxes   $     432,216   $     270,772  $     187,104
                                        ==============  =============  =============

     Deferred income taxes are reflected for certain timing differences between book and taxable income and will be reduced in future years as these timing differences reverse. The reasons for the difference between the actual tax expense and tax computed at the federal income tax rate are as follows:

                                                                             Years Ended December 31,
                                                                   ----------------------------------------------
                                                                        2005            2004            2003
                                                                   --------------  --------------  --------------
     Tax on pretax income at statutory rate                        $     447,620   $     322,299   $     228,309
     Non-deductible business meals and entertainment                         413           1,363             801
     Non-deductible interest expense related to tax-exempt income          2,576           1,652           3,372
     Non-deductible social club dues                                         789             704             816
     Tax-exempt interest income                                          (15,515)        (26,024)        (34,932)
     Effect of deferred tax attributes                                    (3,667)        (29,222)        (11,262)
                                                                   --------------  --------------  --------------
       Total                                                       $     432,216   $     270,772   $     187,104
                                                                   ==============  ==============  ==============
     Net effective tax rate                                                32.80%          28.50%          27.90%
                                                                   ==============  ==============  ==============

     The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax assets (liabilities) are as follows:

                                                                      Years Ended December 31,
                                                           ----------------------------------------------
                                                                2005            2004            2003
                                                           --------------  --------------  --------------
     Deferred Income Tax Assets:
       Unrealized losses on securities available for sale         32,022           1,301               -
       Provision for loan losses                                 198,280         134,690         126,581
                                                           --------------  --------------  --------------
         Total deferred tax assets                               230,302         135,991         126,581
                                                           --------------  --------------  --------------
     Deferred Income Tax Liabilities:
       Depreciation                                              (90,535)        (81,245)        (70,568)
       Amortization - goodwill                                  (205,525)       (154,144)       (114,899)
       Unrealized gains on available for sale securities               -               -         (24,995)
                                                           --------------  --------------  --------------
         Total deferred tax liabilities                         (296,060)       (235,389)       (210,462)
                                                           --------------  --------------  --------------
           Net deferred tax liability                      $     (65,758)  $     (99,398)  $     (83,881)
                                                           ==============  ==============  ==============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

I.   EMPLOYEE BENEFIT PLANS
     ------------------------

     The Company has a 401(k)-plan covering substantially all of its employees meeting age and length-of-service requirements. Matching contributions to the plan are at the discretion of the Board of Directors. Retirement plan expenses for administrative fees charged to operations amounted to $2,668, $2,889, and $3,024 for the years ended December 31, 2005, 2004, and 2003, respectively. The Company made matching contributions of $36,181, $33,483, and $24,361 for the years ended December 31, 2005, 2004, and 2003, respectively.

J.   LIMITATION ON DIVIDENDS
     -----------------------

     The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank's regulatory agency if the following conditions are met:

          1) Total classified assets at the most recent examination of the bank do not exceed eighty (80) percent of equity capital.

          2) The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year's net income.

          3) The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

     As of January 1, 2006, the amount available for dividends without regulatory consent was $480,339.

K.   FINANCIAL INSTRUMENTS
     ---------------------

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in those particular financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The Bank does require collateral or other security to support financial instruments with credit risk.

                                                                         Contract or Notional Amount
                                                                         ----------------------------
     Financial instruments whose contract amount represent credit risk:
       Commitments to extend credit                                      $                 11,721,488
       Standby letters of credit                                                              280,213
                                                                         ----------------------------
         Total                                                           $                 12,001,701
                                                                         ============================

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. All letters of credit are due within one year of the original commitment date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

L.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

M.   RELATED PARTY TRANSACTIONS
     --------------------------

     In the ordinary course of business, the Company, through the Bank, has direct and indirect loans outstanding to or for the benefit of certain executive officers and directors. These loans were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The following is a summary of activity during 2005 with respect to such loans to these individuals:

     Balances at December 31, 2004       $   912,727
       New loans                             273,076
       Repayments                           (492,802)
                                         ------------
     Balances at December 31, 2005       $   693,001
                                         ============

     In addition to the above outstanding balances, there are loan commitments of $163,077 available to certain executive officers and directors that were unused as of December 31, 2005.

     The Bank also had deposits from these related parties of approximately $5,675,261 at December 31, 2005.

N.   DISCLOSURES RELATING TO STATEMENT OF CASH FLOWS
     -----------------------------------------------

     Interest  and  Income  Taxes - Cash paid during the period for interest and
     ----------------------------
     income  taxes  was  as  follows:

                                               2005         2004         2003
                                            -----------  -----------  -----------
       Interest on deposits and borrowings  $ 1,422,291  $ 1,152,874  $ 1,411,775
                                            ===========  ===========  ===========
       Income taxes, net                    $   230,000  $   152,250  $   226,712
                                            ===========  ===========  ===========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     Other Noncash Transactions - Noncash transactions relating to investing and
     ----------------------------
     financing  activities  were  as  follows:

                                                                    2005           2004           2003
                                                                -------------  -------------  -------------
       Changes in unrealized gain/loss on investments           $    (59,636)  $    (51,044)  $    (78,143)
                                                                =============  =============  =============
       Transfer of loans to other real estate and other assets  $          -   $          -   $    164,971
                                                                =============  =============  =============

O.   FAIR VALUES OF FINANCIAL INSTRUMENTS
     ------------------------------------

     SFAS  No.  107,  Disclosures  about  Fair  Value  of  Financial Instruments
                      ----------------------------------------------------------
     requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheets, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of Bank's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered as representative of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination, or issuance.

     Cash  and  Short-Term Investments - For cash, due from banks, federal funds
     ---------------------------------
     sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

     Investment  Securities Held to Maturity and Securities Available for Sale -
     -------------------------------------------------------------------------
     Fair  values  for  investment securities are based on quoted market prices.

     Loans and Mortgage Loans Held for Sale - The fair value of fixed rate loans
     --------------------------------------
     is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     Deposit  Liabilities  - The fair value of demand deposits, savings accounts
     --------------------
     and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Federal  Funds  Purchased  -  The carrying value of federal funds purchased
     -------------------------
     approximates  their  fair  value.

     FHLB  Advances  -  The  fair  value of the Bank's fixed rate borrowings are
     --------------
     estimated using discounted cash flows, based on Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     Long-Term  Debt  and  Convertible Subordinated Debentures - Rates currently
     ---------------------------------------------------------
     available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

     Commitments  to  Extend  Credit,  Standby  Letters  of Credit and Financial
     ---------------------------------------------------------------------------
     Guarantees  Written  -  Because  commitments  to  extend credit and standby
     -------------------
     letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

     Limitations  -  Fair  value estimates are made at a specific point in time,
     -----------
     based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes, premises and equipment and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

     The carrying amount and estimated fair values of the Bank subsidiary's financial instruments at December 31, 2005 and 2004 are as follows:

                                                     2005                    2004
                                          ------------------------  ------------------------
                                             AMOUNT    FAIR VALUE     AMOUNT      FAIR VALUE
                                          -----------  -----------  -----------  -----------
     ASSETS:
       Cash and short-term investments    $12,299,402  $12,299,402  $13,763,791  $13,763,791
       Securities available for sale        9,244,055    9,244,055    7,719,299    7,719,299
       Securities held to maturity          6,900,175    6,790,633    6,248,958    6,232,395
       Loans                               55,253,791   55,229,598   53,163,589   52,897,771
     LIABILITIES:
       Deposits                            76,239,034   76,193,846   74,444,918   74,817,143
     UNRECOGNIZED FINANCIAL INSTRUMENTS:
       Commitments to extend credit        11,721,488   11,721,488   10,396,000   10,396,000
       Standby letters of credit              280,213      280,213      160,000      160,000

P.   CREDIT RISK CONCENTRATION
     -------------------------

     The Bank grants agribusiness, commercial and residential loans to customers. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the area's economic stability. The primary trade area for the Bank is generally that area within fifty miles in each direction.

     The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

     The Company's bank subsidiary maintains its cash balances in five financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. There were uninsured balances of $-0- and $18,334 as of December 31, 2005 and 2004, respectively.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

Q.   OPERATING EXPENSES
     -------------------

     Components of other operating expenses greater than 1% of total interest income and other income for the periods ended December 31, 2005, 2004 and 2003 are as follows:

                              2005               2004               2003
                        -----------------  -----------------  -----------------
     Professional fees            139,218             97,285             68,085
     Supplies                      61,637             65,458             64,598
     Data Processing               54,611             49,358             42,496
     Directors fees                74,400             74,400             69,400

R.   REGULATORY MATTERS
     -------------------

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005, the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 2005, the most recent notification from the State Department of Banking and Finance categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

     The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                  To Be Well Capitalized
                                                               For Capital        Under Prompt Corrective
                                          Actual             Adequacy Purposes        Action Provisions
                                   ------------------   ------------------------  ------------------------
                                     Amount     Ratio     Amount          Ratio     Amount          Ratio
                                   ----------  -------  ----------       -------  -----------      -------
     AS OF DECEMBER 31, 2005

     Total Risk-Based Capital To
     (Risk-Weighted Assets)        $9,570,000   16.45%  $4,654,103    >    8.00%  $5,817,629    >   10.00%
                                                                      -                         -
     Tier I Capital To
     (Risk-Weighted Assets)         8,838,000   15.19%   2,327,321    >    4.00%   3,490,981    >    6.00%
                                                                      -                         -
     Tier I Capital To
     (Average Assets)               8,838,000   10.24%   3,452,344    >    4.00%   4,315,430    >    5.00%
                                                                      -                         -
     AS OF DECEMBER 31, 2004

     Total Risk-Based Capital To
     (Risk-Weighted Assets)        $8,748,000   15.73%  $4,433,630    >    8.00%  $5,561,348    >   10.00%
                                                                      -                         -
     Tier I Capital To
     (Risk-Weighted Assets)         8,051,000   14.48%   2,216,442    >    4.00%  $3,336,050    >    6.00%
                                                                      -                         -
     Tier I Capital To
     (Average Assets)               8,051,000   10.16%   3,219,978    >    4.00%  $3,962,106    >    5.00%
                                                                      -                         -

S.   SEGMENT REPORTING
     -----------------

     Reportable segments are strategic business units that offer different products and services. Reportable segments are managed separately because each segment appeals to different markets and, accordingly, requires different technology and marketing strategies.

     The Company and its subsidiary do not have any separately reportable operating segments. The entire operations of the Company are managed as one operation.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

T.   QUARTERLY DATA - UNAUDITED
     --------------------------

                                                   YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------
                                                           2005
                                    --------------------------------------------------
                                      Fourth        Third       Second        First
                                      Quarter      Quarter      Quarter      Quarter
                                    -----------  -----------  -----------  -----------
     Interest and dividend income   $1,315,402   $1,249,610   $1,162,822   $1,090,368
     Interest expense                 (409,091)    (377,557)    (345,282)    (318,995)
                                    -----------  -----------  -----------  -----------
     Net interest income               906,311      872,053      817,540      771,373
     Provision for loan losses         (60,000)     (60,000)     (60,000)     (60,000)
                                    -----------  -----------  -----------  -----------

     Net interest income after
       provision for loan losses       846,311      812,053      757,540      711,373
     Noninterest income (charges)      166,729      178,857      147,542      160,232
     Noninterest expenses             (610,352)    (615,543)    (627,573)    (610,640)
                                    -----------  -----------  -----------  -----------

     Income before income taxes        402,688      375,367      277,509      260,965
     Provision for income taxes       (134,439)    (123,578)     (90,296)     (83,903)
                                    -----------  -----------  -----------  -----------
     Net Income                     $  268,249   $  251,789   $  187,213   $  177,062
                                    ===========  ===========  ===========  ===========

     Earnings per common share:
       Basic                        $     0.37   $     0.34   $     0.26   $     0.24
                                    ===========  ===========  ===========  ===========
       Diluted                      $     0.37   $     0.34   $     0.26   $     0.24
                                    ===========  ===========  ===========  ===========

                                                           2005
                                    ------------------------------------------------
                                      Fourth        Third       Second      First
                                      Quarter      Quarter     Quarter     Quarter
                                    -----------  -----------  ----------  ----------
     Interest and dividend income   $1,055,655   $1,026,560   $ 998,720   $ 989,370
     Interest expense                 (294,719)    (267,612)   (272,559)   (304,848)
                                    -----------  -----------  ----------  ----------
     Net interest income               760,936      758,948     726,161     684,522
     Provision for loan losses         (60,000)     (60,000)    (60,000)    (60,000)
                                    -----------  -----------  ----------  ----------

     Net interest income after
       provision for loan loss         700,936      698,948     666,161     624,522
     Noninterest income (charges)      157,427      155,945     133,443     142,627
     Noninterest expenses             (586,889)    (573,671)   (600,642)   (568,431)
                                    -----------  -----------  ----------  ----------

     Income before income taxes        271,474      281,222     198,962     198,718
     Provision for income taxes        (78,760)     (82,977)    (55,201)    (53,834)
                                    -----------  -----------  ----------  ----------
     Net Income                     $  192,714   $  198,245   $ 143,761   $ 144,884
                                    ===========  ===========  ==========  ==========

     Earnings per common share:
       Basic                        $     0.26   $     0.27   $    0.20   $    0.20
                                    ===========  ===========  ==========  ==========
       Diluted                      $     0.26   $     0.27   $    0.20   $    0.20
                                    ===========  ===========  ==========  ==========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

U.   CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY)
     ----------------------------------------------------

     Condensed parent company financial information on CBC Holding Company at December 31, 2005 and 2004, is as follows:

     BALANCE  SHEETS
                                                                          As of December 31,
                                                                     ------------------------------
                                                                          2005            2004
                                                                     --------------  --------------
     ASSETS
       Cash in subsidiary                                            $      22,219   $      22,146
       Investment in subsidiary, at equity in underlying net assets     10,444,119       9,716,266
       Accrued income and other assets                                     240,918          32,720
                                                                     --------------  --------------
         Total Assets                                                $  10,707,256   $   9,771,132
                                                                     ==============  ==============
     LIABILITIES
       Other expenses and accrued liabilities                        $     213,596   $      28,959
                                                                     --------------  --------------
     SHAREHOLDERS' EQUITY
       Common stock, $1 par value; authorized  10,000,000 shares,
         issued and outstanding 731,904 in 2005 and 2004                   731,904         731,904
       Additional paid-in capital surplus                                6,816,170       6,816,170
       Retained earnings                                                 3,007,747       2,196,624
       Accumulated other comprehensive loss                                (62,161)         (2,525)
                                                                     --------------  --------------
         Total shareholders' equity                                     10,493,660       9,742,173
                                                                     --------------  --------------
           Total Liabilities and Shareholders' Equity                $  10,707,256   $   9,771,132
                                                                     ==============  ==============

STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                      Years Ended December 31,
                                                          --------------------------------------------
                                                              2005            2004           2003
                                                          -------------  --------------  -------------
     REVENUES
       Dividend Income                                    $    173,190   $      90,000   $     75,000
                                                          -------------  --------------  -------------
     EXPENSES
       Other                                                   112,859          69,883         42,339
                                                          -------------  --------------  -------------
     INCOME BEFORE TAXES AND EQUITY INCOME OF SUBSIDIARY        60,331          20,117         32,661
       Benefit of income taxes                                  36,494          23,761         14,341
                                                          -------------  --------------  -------------
     INCOME BEFORE EQUITY INCOME OF SUBSIDIARY                  96,825          43,878         47,002
       Equity in undistributed income of subsidiary            787,489         635,725        437,391
                                                          -------------  --------------  -------------
     NET INCOME                                                884,314         679,603        484,393
     RETAINED EARNINGS, BEGINNING                            2,196,624       1,590,211      1,179,008
       Stock and cash dividends                                (73,191)        (73,190)       (73,190)
                                                          -------------  --------------  -------------
     RETAINED EARNINGS, ENDING                            $  3,007,747   $   2,196,624   $  1,590,211
                                                          =============  ==============  =============

                                    CBC HOLDING COMPANY AND SUBSIDIARY
                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
                                                                       Years Ended December 31,
                                                               -------------------------------------------
                                                                   2005           2004           2003
                                                               -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $    884,313   $    679,603   $    484,393
  Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in undistributed income of subsidiary                     (787,489)      (635,726)      (437,391)
  Net change in operating assets and liabilities:
    Accrued income and other assets                                (208,198)        15,031        (47,750)
    Accrued expenses and other liabilities                          184,638        (15,450)        38,200
                                                               -------------  -------------  -------------
      Net cash provided by operating activities                      73,264         43,458         37,452
                                                               -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends paid                                               (73,191)       (73,190)       (73,190)
                                                               -------------  -------------  -------------
      Net cash used in financing activities                         (73,191)       (73,190)       (73,190)
                                                               -------------  -------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     73        (29,732)       (35,738)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       22,146         51,878         87,616
                                                               -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                       $     22,219   $     22,146   $     51,878
                                                               =============  =============  =============

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

The following discussion of financial condition as of December 31, 2005 compared to December 31, 2004, and the results of operations for the year ended December 31, 2005 compared to the year ended December 31, 2004 should be read in conjunction with the condensed financial statements and accompanying footnotes appearing in this report.

Advisory Note Regarding Forward-Looking Statements

This 2005 Annual Report contains forward-looking statements that are not historical facts and are subject to the safe harbor created by the Private
Securities Litigation Reform Act of 1995. We caution readers of this report that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us to be materially different from those expressed or implied by such forward-looking statements. Although we believe that our expectations of future performance is based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.

Factors which could cause actual results to differ from expectations include, among other things:

     - the challenges, costs and complications associated with the continued development of our branches;
     - the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us;
     -    our  dependence  on  senior  management;
     - competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services;
     - adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions);
     -    changes in deposit rates, the net interest margin and funding sources;
     -    inflation,  interest  rate,  market  and  monetary  fluctuations;
     - risks inherent in making loans including repayment risks and value of collateral;
     - the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses;
     -    fluctuations  in  consumer  spending  and  saving  habits;
     -    the  demand  for  our  products  and  services;
     -    technological  changes;
     - the challenges and uncertainties in the implementation of our expansion and development strategies;
     -    the  ability  to  increase  market  share;
     -    the  adequacy of expense projections and estimates of impairment loss;
     - the impact of changes in accounting policies by the Securities and Exchange Commission;
     -    unanticipated  regulatory  or  judicial  proceedings;
     - the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes, banking, securities and insurance);
     - the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
     - the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
     - the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts;
     - other factors described in this report and in other reports we have filed with the Securities and Exchange Commission; and
     -    Our  success  at  managing  the  risks  involved  in  the  foregoing.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH THE STATEMENT IS MADE TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

FINANCIAL CONDITION

The  composition  of  assets  and  liabilities  for  the  Company is as follows:

                                                              December 31,
                                     -------------------------------------------------------------
                                          2005            2004          $ Change       % Change
                                     --------------  --------------  --------------  -------------
ASSETS:
  Cash and due from banks            $   2,239,402   $   2,976,791   $    (737,389)        -24.77%
  Federal funds sold                    10,060,000      10,787,000        (727,000)         -6.74%
  Securities available for sale          9,244,055       7,719,299       1,524,756          19.75%
  Securities held to maturity            6,900,175       6,248,958         651,217          10.42%
  Loans                                 55,253,791      53,163,589       2,090,202           3.93%
  Average loans                         55,046,125      54,028,440       1,017,685           1.88%
  Total assets                          87,216,563      84,493,850       2,722,713           3.22%
LIABILITIES:
  Deposits                              76,239,034      74,444,918       1,794,116           2.41%
  Average deposits                      75,081,472      70,967,738       4,113,734           5.80%

  Loan to Deposit                            72.47%          71.41%
  Average Loans to Average Deposits          73.32%          76.13%

The most significant change in the composition of assets was an increase in securities available for sale and held to maturity as security yields became more attractive in the current year.

ASSET  QUALITY

A summary of changes in the allowance for loan losses of the Company is as follows:

                                                   -----------------------------------
                                                      2005         2004        2003
                                                   -----------  -----------  ---------
     Beginning Balance                             $  855,612   $  780,566   $606,601
     Add - Provision for possible loan losses         240,000      240,000    356,500
                                                   -----------  -----------  ---------
       Subtotal                                     1,095,612    1,020,566    963,101
                                                   -----------  -----------  ---------
     Less:
       Loans charged off                               58,030      180,598    207,354
       Recoveries on loans previously charged off     (40,219)     (15,644)   (24,819)
                                                   -----------  -----------  ---------
         Net loans charged off                         17,811      164,954    182,535
                                                   -----------  -----------  ---------
     Balance, end of year                          $1,077,801   $  855,612   $780,566
                                                   ===========  ===========  =========

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

The following is a summary of information pertaining to impaired and non-accrual loans:

                                                                     December 31,
                                                             ----------------------------
                                                                 2005           2004
                                                             -------------  -------------
Impaired loans without a valuation allowance                 $           -  $           -
Impaired loans with a valuation allowance                                -              -
                                                             -------------  -------------
Total impaired loans                                         $           -  $           -
                                                             =============  =============
Valuation allowance related to impaired loans                $           -  $           -

Total non-accrual loans                                      $     167,825  $     182,000
Total loans past-due ninety days or more and still accruing  $     156,486  $     156,000

The loan portfolio is reviewed periodically to evaluate the outstanding loans and to measure the performance of the portfolio and the adequacy of the allowance for loan losses. This analysis includes a review of delinquency trends, actual losses and internal credit ratings. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be reasonable. However, because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses of that additional allocations to the allowance will not be required.

The Bank's policy is to place loans on non-accrual status when it appears that the collection of principal and interest in accordance with the terms of the loan is doubtful. Any loan which becomes 90 days past due as to principal or interest is automatically placed on non-accrual. Exceptions are allowed for 90-day past due loans when such loans are well secured and in process of collection.

RESULTS  OF  OPERATIONS

General

The Company's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate interest income is dependent upon the Bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities. Thus, a key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

The following table shows the related results of operations ratios for Assets and Equity:

                                                                       Years Ended December 31,
                                                   -------------------------------------------------------------
                                                        2005            2004          $ Change       % Change
                                                   --------------  --------------  --------------  -------------
     Return on Average Assets                               1.12%           0.90%           0.22%         24.44%
     Return on Average Equity                               9.58%           7.71%           1.87%         24.25%
     Average Equity to Average Assets                      11.73%          11.63%           0.10%          0.86%
     Yield on Average Earning Assets                        6.08%           5.43%           0.65%         11.97%
     Cost on Average Interest Bearing Liabilities           1.82%           1.86%          -0.04%         -2.15%
     Net Yield on Average Earning Assets                    4.26%           3.90%           0.36%          9.23%
     Total Average Shareholder's Equity            $  10,027,524   $   9,380,619   $     646,905           6.90%
     Total Average Assets                          $  85,510,643   $  80,658,770   $   4,851,873           6.02%

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

The following table shows the significant components of Net Income:

                                                 Years Ended December 31,
                                ----------------------------------------------------------
                                    2005           2004          $ Change      % Change
                                -------------  -------------  -------------  -------------
     Interest Income            $   4,818,202  $   4,070,305  $     747,897         18.37%
     Interest Expense               1,450,925      1,139,738        311,187         27.30%
     Net Interest Income            3,367,277      2,930,567        436,710         14.90%
     Provision for Loan Losses        240,000        240,000              -             -
     Net Income                       884,313        679,604        204,709         30.12%
     Net Income Per Share                1.21           0.93           0.28         30.12%

The increase in net interest income was primarily due to an improving interest rate margin resulting from increased rates on earning assets and a generally favorable rate margin environment.

Composition  of  other  noninterest  income  is  as  follows:

                                                                      Years Ended December 31,
                                                     -----------------------------------------------------------
                                                         2005           2004          $ Change       % Change
                                                     -------------  -------------  --------------  -------------
     Service charges on deposit accounts             $     482,422  $     458,656  $      23,766           5.18%
     Other service charges, commissions and fees           126,587         72,376         54,211          74.90%
     Gain on sales / calls of investment securities              -          1,748         (1,748)       -100.00%
     Gain on sales of assets                                 8,553              -          8,553              -
     Other income                                           35,798         56,662        (20,864)        -36.82%
                                                     -------------  -------------  --------------  -------------
     Total noninterest income                              653,360        589,442         63,918          10.84%

Service charges on deposit accounts are evaluated against service charges from other banks in the local market and against the Bank's own cost structure in providing the deposit services. This income should grow with the growth in the Bank's demand deposit account base. The change in income is primarily attributable to an increase in service charges on deposit accounts resulting from higher customer activity and an increase in other service charges, commissions, and fees primarily from increased activity in mortgage originations. These increases were partially offset by a decrease in credit insurance income.

Composition  of  other  noninterest  expense  is  as  follows:

                                                                       Years Ended December 31,
                                                     -----------------------------------------------------------
                                                         2005           2004          $ Change       % Change
                                                     -------------  -------------  --------------  -------------
     Salaries                                        $     933,031  $     888,758  $      44,273           4.98%
     Employee benefits                                     298,785        286,089         12,696           4.44%
     Net occupancy expense                                 185,817        197,873        (12,056)         -6.09%
     Equipment rental and depreciation of equipment        188,014        192,088         (4,074)         -2.12%
     Other expenses                                        858,461        764,825         93,636          12.24%
                                                     -------------  -------------  --------------  -------------
     Total noninterest expense                           2,464,108      2,329,633        134,475           5.77%

The change is primarily due to a normal increase in salaries and benefits. Other increases resulted from an increase in professional fees, postage, and promotional and advertising activities.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

Other major expenses included in other expenses are as follows:

                                        Years Ended December 31,
                        -----------------------------------------------------------
                            2005           2004          $ Change       % Change
                        -------------  -------------  --------------  -------------
     Professional fees  $     139,218  $      97,285  $      41,933          43.10%
     Supplies                  61,637         65,458         (3,821)         -5.84%
     Data Processing           54,611         49,358          5,253          10.64%
     Directors fees            74,400         74,400              -              -

LIQUIDITY

The Bank's internal and external liquidity resources are considered by management to be adequate to handle expected growth and normal cash flow demands from existing deposits and loans.

The Bank's liquid assets as a percentage of total deposits were as follows:

                                                   December 31,
                                           ----------------------------
                                               2005           2004
                                           -------------  -------------
Liquid assets as a percentage of deposits         16.13%         18.49%

The Bank's available federal fund lines of credit with correspondent banks and advances outstanding were as follows:

                                                 December 31,
                                         ----------------------------
                                             2005           2004
                                         -------------  -------------
Federal funds purchased lines available  $   3,000,000  $   2,900,000
Federal funds purchased outstanding                  -              -

In addition, the Bank is a member of the Federal Home Loan Bank ("FHLB") and has the ability to get FHLB advances. The Bank had $8,450,000 potentially available advances with the Federal Home Loan Bank at December 31, 2005. At least monthly, management analyzes the level of off-balance sheet commitments such as unfunded loan equivalents, loan repayments, maturity of investment securities, liquid investment and available fund lines in an attempt to minimize the possibility that a potential shortfall will exist.

CAPITAL

The following table summarizes the capital position of the Company:

                                                                December 31,
                                         -------------------------------------------------------------
                                              2005            2004          $ Change       % Change
                                         --------------  --------------  --------------  -------------
     Total Capital                       $  10,493,660   $   9,742,174   $     751,486           7.71%
     Tier 1 Leverage Ratio                       10.24%          10.16%           0.08%          0.79%
     Risk Weighted Total Capital Ratio           16.45%          15.73%           0.72%          4.58%
     Tier 1 Risk Weighted Capital Ratio          15.19%          14.48%           0.71%          4.90%

The capital of the Company exceeded all prescribed regulatory capital guidelines. Regulations require that the most highly rated banks maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 1 to 2 percentage points. Tier 1 capital consists of common shareholders' equity, less certain intangibles. Regulations require that the Bank maintain a minimum total risk weighted capital ratio of 8%, with one-half of this amount, or 4%, made up of Tier 1 capital. Risk-weighted assets consist of balance sheet assets adjusted by risk category, and off-balance sheet assets or equivalents similarly adjusted.

                       CBC HOLDING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

INTEREST  RATE  SENSITIVITY

The objective of interest rate sensitivity management is to minimize the effect of interest rate changes on net interest margin while maintaining net interest income at acceptable levels. The Company attempts to accomplish this objective by structuring the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any time constitute interest rate sensitivity. An indicator of interest rate sensitivity is the difference between interest rate sensitive assets and interest rate sensitive liabilities; this difference is known as the interest rate sensitivity gap.

The  Bank's  interest rate sensitivity position is set forth in the table below:

                                                                  (Dollars in Thousands)
                                                 0-90     91-180      181-365      Over 1 Year      Over
                                                 Days      Days        Days        thru 5 Years    5 Years
                                               --------  --------  -------------  --------------  ---------
INTEREST RATE SENSITIVE ASSETS:
  Loans                                        $20,180   $ 5,515   $      8,465   $      18,829   $  2,097
  Securities                                       319     1,490          1,996          10,531      1,903
  FHLB Stock                                       169         -              -               -          -
  Federal Funds Sold                            10,060         -              -               -          -
                                               --------  --------  -------------  --------------  ---------
    Total Interest Rate Sensitive Assets       $30,728   $ 7,005   $     10,461   $      29,360   $  4,000
                                               --------  --------  -------------  --------------  ---------

INTEREST RATE SENSITIVE LIABILITIES:
  Interest Bearing Demand Deposits             $     -   $     -   $          -   $           -   $ 16,433
  Savings and Money Market Deposits              9,195         -              -               -      5,990
  Time Deposits                                  7,846     4,874          8,195          13,924          -
  Other Borrowings                                   -         -              -               -          -
                                               --------  --------  -------------  --------------  ---------
    Total Interest Rate Sensitive Liabilities  $17,041   $ 4,874   $      8,195   $      13,924   $ 22,423
                                               --------  --------  -------------  --------------  ---------
Interest Rate Sensitivity GAP                  $13,687   $ 2,131   $      2,266   $      15,436   $(18,423)
                                               --------  --------  -------------  --------------  ---------

Cumulative Interest Rate Sensitivity GAP       $13,687   $15,818   $     18,084   $      33,520   $ 15,097
                                               --------  --------  -------------  --------------  ---------
Cumulative GAP as a % of total assets
  December 31, 2005                              15.69%    18.14%         20.73%          38.43%     17.31%
                                               --------  --------  -------------  --------------  ---------
Cumulative GAP as a % of total assets
  December 31, 2004                              16.82%    18.64%         17.71%          33.86%     15.45%
                                               --------  --------  -------------  --------------  ---------

Distribution of maturities for available for sale securities is based on amortized cost. Additionally, distribution of maturities for mortgage-backed securities is based on expected final maturities that may be different from the contractual terms.

The interest rate sensitivity table presumes that all loans and securities will perform according to their contractual maturities when, in many cases, actual loan terms are much shorter than the original terms and securities are subject to early redemption. In addition, the table does not necessarily indicate the impact of general interest rate movements on net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and customer needs. The Bank monitors and adjusts its exposure to interest rate risks within specific policy guidelines based on its view of current and expected market conditions.

The Bank has established an asset/liability committee which monitors the Bank's interest rate sensitivity and makes recommendations to the board of directors for actions that need to be taken to maintain a targeted gap range. An analysis is made of the Bank's current cumulative gap each month by management and presented to the board quarterly for a detailed review.

At December 31, 2005, the above gap analysis indicates a positive cumulative gap position through the one-year time interval of $18,084 thousand. A positive gap position indicates that the Company's rate sensitive assets will reprice faster than its rate sensitive liabilities. The Bank is asset sensitive, meaning that rising rates tend to be beneficial, in the near and long term and is liability sensitive at the three-month and one-year time horizons, meaning that falling rates tend to be beneficial to the Bank's net interest margin. If interest rates were to rise in excess of 200 basis points, the Bank could experience improved earnings in the near term, but such a rate increase might significantly reduce the demand for loans in the Bank's local market, thus diminishing the prospects for improved earnings. If interest rates were to fall in excess of 200 basis points, the Bank could experience a short-term decline in net interest margin and may even have difficulty retaining maturing certificates of deposit without having to pay above market rates. Approximately $30,110 thousand (45.31%) of rate sensitive liabilities reprice within one year and $48,194 thousand (59.09%) of rate sensitive assets reprice within one year.

                                                                PRELIMINARY COPY

                               CBC HOLDING COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
      THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ____________, 2007

The undersigned hereby appoints George M. Ray and Sidney S. (Buck) Anderson, or either of them, proxies, with power of substitution, to vote the shares of common stock of CBC Holding Company (the "Company') that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia, on _____________, 2007 at ____ p.m. and any adjournment thereof, as follows:

PROPOSAL I:    To vote on an amendment to our articles of incorporation creating a  new  class of capital stock to be entitled "Series A Preferred
               Stock,"  with  the  terms described in Appendix A to the enclosed
                                                      ----------
               proxy  statement.

               FOR [ ]               AGAINST [ ]            ABSTAIN [ ]

PROPOSAL II:   To  vote  on  an  amendment  to  our  articles  of  incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 560 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder.

               FOR [ ]               AGAINST [ ]            ABSTAIN [ ]

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS I AND II.
     ----------------------------------------------------------------------

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THIS SPECIAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II. THE PROXIES MAY VOTE IN
                                ---
THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

NOTE: Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.


Dated:  ___________,  2007
                                 -----------------------------------------------
                                 Name(s) of Shareholder(s)


                                 -----------------------------------------------
                                 Signature(s) of Shareholder(s)


                                 -----------------------------------------------
                                 Title (if signing representative capacity)


    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.
                              NO POSTAGE NECESSARY.

  PLEASE INDICATE BELOW WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.
                              [ ]  YES        [ ]  NO

                     Please Return Proxy As Soon As Possible
                     ---------------------------------------